                                                                    EXHIBIT 10.6


                      ASHLAND OIL (NIG) COMPANY UNLIMITED





                          PRODUCTION SHARING CONTRACT
                                    BETWEEN
                    NIGERIAN NATIONAL PETROLEUM CORPORATION
                               (THE CORPORATION)
                                      AND
                    ASHLAND OIL (NIGERIA) COMPANY UNLIMITED
                                (THE CONTRACTOR)





March 17, 1994 - Original

                                                                         ASHLAND

                                C O N T E N T S


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
Recital/Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

CLAUSES
-------


1      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

2      SCOPE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

3      TERM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

4      EXCLUSION OF AREAS   . . . . . . . . . . . . . . . . . . . . . . . . .  7

5      WORK PROGRAMME AND EXPENDITURE   . . . . . . . . . . . . . . . . . . .  8

6      MANAGEMENT COMMITTEE   . . . . . . . . . . . . . . . . . . . . . . . .  9

7      RIGHTS AND OBLIGATIONS OF THE PARTIES  . . . . . . . . . . . . . . . . 14

8      RECOVERY OF OPERATING COSTS AND CRUDE OIL ALLOCATION   . . . . . . . . 17

9      VALUATION OF AVAILABLE CRUDE OIL   . . . . . . . . . . . . . . . . . . 19

10     PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

11     TITLE TO EQUIPMENT   . . . . . . . . . . . . . . . . . . . . . . . . . 22

12     EMPLOYMENT AND TRAINING OF NIGERIAN PERSONNEL  . . . . . . . . . . . . 23

13     BOOKS AND ACCOUNTS, AUDIT AND OVERHEAD CHARGES   . . . . . . . . . . . 24

14     BONUSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

15     ROYALTY AND TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . 26

16     INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

17     CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS   . . . . . . . . . . . . . . 28

18     FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

19     LAWS AND REGULATIONS   . . . . . . . . . . . . . . . . . . . . . . . . 31

20     UTILIZATION OF NATURAL GAS   . . . . . . . . . . . . . . . . . . . . . 32

21     CONSULTATION AND ARBITRATION   . . . . . . . . . . . . . . . . . . . . 33

22     EFFECTIVENESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

23     NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35




ANNEXES

Annex A       -      Contract Area
Annex B       -      Accounting Procedure
Annex C       -      Allocation Procedure
Annex D       -      Nomination, Ship Scheduling, and Lifting Procedure
Annex E       -      Procurement and Project Implementation Procedures
Annex F       -      Revised Memorandum of Understanding

THIS CONTRACT is made and entered into this 24th day of May, 1994 BETWEEN the NIGERIAN NATIONAL PETROLEUM CORPORATION, a corporation established under the Laws of the Federal Republic of Nigeria, with its Head Office at No. 7 Kofo Abayomi Street, Victoria Island, Lagos (hereinafter referred to as "the CORPORATION" which expression shall, where the context so admits, include its successors and assigns) of the one part, AND ASHLAND OIL (NIGERIA) COMPANY UNLIMITED, a company incorporated under the laws of Nigeria and having its registered office at, 10 Bishop Aboyade Cole Street, Victoria Island, LAGOS (hereinafter called "the CONTRACTOR" which expression shall, where the context so admits, include its successors and assigns) of the other part.

WHEREAS, by virtue of Section 1 of the Petroleum Act 1969 Cap 350 Laws of the Federation of Nigeria 1990 as amended, the Federal Republic of Nigeria (Nigeria) is vested with the entire ownership and control of all petroleum in, under or upon any land which is in Nigeria or under the territorial waters of Nigeria or forms part of the continental shelf of Nigeria or within the Exclusive Economic Zone of Nigeria; and

WHEREAS, the CORPORATION is the holder or is entitled to hold the Oil Prospecting Licences (OPLs) Nos 98 and 118 and any subsequent Oil Mining Lease(s) (OML(S)) derived therefrom; and

WHEREAS, the said area of the OPLs 98 and 118 and any subsequent OML(s) shall constitute the Contract Area; and

WHEREAS, Contractor is conducting Petroleum Operations on OPLs 98 and 118 under a Production Sharing Contract dated 12 June, 1973, as amended by agreements dated 1 April, 1977 and 13 November, 1986, (hereinafter collectively referred to as "the 1973 PSC"); and

WHEREAS, a five year extension in principle effective June 13, 1993 of the said 1973 PSC was by a letter dated the 5th day of November, 1992 granted to the Contractor; and

WHEREAS, in order to provide an economic incentive for Contractor to undertake further exploration obligations in the Contract Area, CORPORATION and CONTRACTOR agree that the 1973 PSC should be further amended by replacing it with a new Production Sharing Contract; and

WHEREAS, by virtue of the Nigerian National Petroleum Corporation Act 1977 Cap 320 Laws of the Federation of Nigeria 1990, CORPORATION has the right, power and authority to enter into this contract; and

WHEREAS, the CONTRACTOR represents that it has technical competence and professional skills necessary to conduct petroleum operations and has the funds both local and foreign for carrying on the said operations and has agreed to conduct the said operations;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein reserved and contained, it is hereby agreed as follows:

                                    CLAUSE 1

                                  DEFINITIONS

As used in this Contract, unless otherwise specified, the following terms shall have the respective meaning herein ascribed to them:

(a) "Accounting Procedure" means the rules and procedures as set forth in Annex B and attached to and forming part of this Contract;

(b) "Affiliate" means a company or other entity that controls or is controlled by a party to this Contract, or a company or other entity which controls a party to this Contract, it being understood that control shall mean ownership by one company or entity of at least 50% of:

       (i) the voting stock, if the other company is a corporation issuing stock or;

       (ii) the controlling rights or interests, if the other entity is not a corporation.

(c) "Available Crude Oil" means the Crude Oil won and saved from the Contract Area after deducting amounts used in Petroleum Operations.

(d) "Barrel" means a quantity or unit of Crude Oil, equal to forty-two (42) United States gallons at the temperature of sixty degrees (60degrees) Fahrenheit at normal atmospheric pressure.

(e)    "Budget" means the cost estimate of items included in a Work Programme.

(f) "Calendar Year" means a period of twelve (12) months commencing from January 1 and ending the following December 31, according to the Gregorian Calendar.

(g) "Commercial Quantity" shall have the same meaning as defined in the Petroleum Act 1969 as amended.

(h) "Concession Rentals" means the rents payable on the OPLs or OMLs under the Petroleum Act 1969 and the Petroleum (Drilling and Production) Regulations 1969 Cap 350 Laws of the Federation of Nigeria, as amended.

(i) "Contract Area" means the area of the OPLs 98 and 118 and any OML(s) derived therefrom.

(j) "Contract Year" means a period of twelve (12) consecutive months according to the Gregorian Calendar, from the Effective Date of this Contract or from the anniversary of the Effective Date.

(k) "Cost Oil" means the quantum of Available Crude Oil allocated to CONTRACTOR to enable it to generate the Proceeds to recover all Operating Costs as specified in the Accounting Procedure.

(l) "Crude Oil" means liquid petroleum which has been treated but not refined and includes condensates but excludes water and sediments.

(m)    "Effective Date" means 13 June, 1993.

(n) "Foreign Currency" means currency other than that of Nigeria agreed upon by the parties and acceptable to the Federal Government of Nigeria.

(o)    "Government" means the government of the Federal Republic of Nigeria.

(p) "Lifting Procedure" means the rules and procedures set forth in Annex D and attached to and forming part of this Contract.

(q) "Minister" means Minister or Secretary charged with the responsibility for Petroleum Resources.

(r) "Ministry" means the ministry charged with the responsibility for Petroleum Resources.

(s) "Natural Gas" means all gaseous hydrocarbons produced in association with Crude Oil or from reservoirs which produce mainly gaseous hydrocarbons.

(t) "Oil Mining Lease" ("OML") means a lease granted by the Minister under the Petroleum Act Cap 350, Laws of the Federation of Nigeria 1990 as amended, to a lessee to search for, win, work, carry away and dispose of Petroleum.

(u) "Oil Prospecting Licence" ("OPL") means a licence granted by the Minister under the Petroleum Act 1969 Cap 350, Laws of the Federation of Nigeria as amended, to a licensee to prospect for Petroleum; "OPLs", as used herein, means Oil Prospecting Licenses 98 and 118.

(v) "Operating Costs" means expenditures made and obligations incurred in carrying out Petroleum Operations as determined in accordance with the Accounting Procedure.

(w)    "Parties" means the CORPORATION and the CONTRACTOR.

(x) "Petroleum Operations" means the same as defined in the Petroleum Profits Tax (PPT) Act 1959 Cap 354 Laws of the Federation of Nigeria 1990 as amended.

(y) "Petroleum Profits Tax" or "PPT" means the tax pursuant to the Petroleum Profits Tax Act Cap 354 Laws of the Federation of Nigeria 1990 as amended.

(z) "Proceeds" means the amount in U.S. Dollars determined by multiplying the Realizable Price by the number of Barrels of Available Crude Oil lifted by either Party.

(aa) "Profit Oil" means the balance of Available Crude Oil after the allocation of Royalty Oil, Tax Oil, and Cost Oil.

(ab) "Realizable Price" means the price in U.S. Dollars per Barrel determined pursuant to Clause 9.

(ac) "Royalty" means the amount payable pursuant to the Petroleum Act 1969 and Petroleum (Drilling and Production) Regulations 1969 Cap 350 Laws of the Federation of Nigeria 1990, as amended.

(ad) "Royalty Oil" means the quantum of Available Crude Oil allocated to the CORPORATION which will generate an amount of Proceeds equal to the actual payment of Royalty and Concession Rentals.

(ae) "Tax Oil" means the quantum of Available Crude Oil allocated to the CORPORATION will generate an amount of Proceeds equal to the actual payment of PPT.

(af) "Work Programme" means for the applicable period a statement itemizing the Petroleum Operations to be carried out in the Contract Area as defined in Clause 5.

(ag) "Year" means a period of twelve (12) consecutive months according to the Gregorian Calendar.

                                    CLAUSE 2

                                     SCOPE


2.1 This Contract is a Production Sharing Contract governed in accordance with the terms and provisions hereof. Petroleum Operations and provision of financial and technical requirements by the CONTRACTOR in accordance with the terms of this Contract shall be in consultation with the CORPORATION. The CORPORATION, as holder of all rights in and to the Contract Area, hereby appoints and constitutes the CONTRACTOR the exclusive company to conduct Petroleum Operations in the Contract Area. As of the Effective Date, for all purposes this Contract will supersede and replace the 1973 PSC.

2.2 During the term of this Contract the total Available Crude Oil shall be allocated to the Parties in accordance with the provisions of Clause 8, the Accounting Procedure (Annex B) and the Allocation Procedure (Annex
       C).

2.3 The CONTRACTOR shall provide funds and bear the risk of Operating Costs required to carry out Petroleum Operations and shall therefore have an economic interest in development of Crude Oil deposits in the Contract Area.

2.4 The CONTRACTOR is engaged in Petroleum Operations pursuant to the Petroleum Profits Tax Act 1959 Cap 354 Laws of the Federation of Nigeria 1990 ("PPT Act") as amended and accordingly the Companies Income Tax Act 1979 Cap 60 Laws of the Federation of Nigeria 1990, as amended, shall have no application.

                                    CLAUSE 3

                                      TERM

3.1 The term of this Contract, subject to paragraphs 3.2 and 3.3 shall be twenty (20) years from the Effective Date.

3.2    This Contract may be terminated at any time by:

       (a)    The CORPORATION giving to the CONTRACTOR not less than ninety
              (90) days prior written notice of termination if the CONTRACTOR has committed a material breach of its obligations hereunder including the Work Programme approved for any given period under the Contract and the CONTRACTOR fails to remedy such breach within six (6) months of the original notification of such breach; provided such breach is not a subject of Arbitration pursuant to clause 21,

       (b)    The CORPORATION giving to the CONTRACTOR not less than ninety
              (90) days written notice of termination if the CONTRACTOR is declared bankrupt and is forced to make restitution to its creditors, or becomes insolvent, or is found by a court having competent and final jurisdiction to have willfully violated any Nigerian laws and regulations governing Petroleum Operations, financial transactions and/or commercial operations during the term of the Contract; and such violations adversely affect the CORPORATION's interest under this Contract in a substantial manner and the CONTRACTOR has failed to remedy same within a reasonable period following the court finding; or

       (c)    The CONTRACTOR giving to the CORPORATION not less than ninety
              (90) days prior written notice to that effect.

3.3 If at the end of the fifth year from the Effective Date the agreed Exploration Work Programme in Clause 5 up till that time has not been substantially executed, this Contract shall terminate forthwith.

3.4 This Contract shall terminate if no new Crude Oil production is found in the Contract Area as a result of the agreed Exploration Work Programme in Clause 5 after five (5) years from the Effective Date.

                                    CLAUSE 4

                               EXCLUSION OF AREAS

4.1 Not later than five (5) years from the Effective Date fifty per cent (50%) of the Contract Area shall be excluded.

4.2    Any excluded area shall revert to the Government.

4.3 The fifty per cent (50%) of the Contract Area to be excluded shall be agreed by both Parties and shall not include any part of the Contract Area corresponding to surface areas of any field in which Petroleum has been discovered in Commercial Quantity.

                                    CLAUSE 5

                         WORK PROGRAMME AND EXPENDITURE

5.1 Within two (2) months after the Effective Date and thereafter at least three (3) months prior to the beginning of each Year, the CONTRACTOR shall prepare and submit for review and approval by the Management Committee, pursuant to Clause 6, a Work Programme and Budget for the Contract Area setting forth the Petroleum Operations which CONTRACTOR proposes to carry out during the ensuing Year, or in case of first Work Programme and Budget, during the remainder of the current Year. The Management Committee shall review and approve such Work Programme and Budget in accordance with Clause 6.3(e) prior to submission of the Work Programme and Budget to the Ministry.

5.2 The minimum Exploration Work Programme during the exploration period shall consist of the drilling of two (2) wells; provided, however, that Contractor shall have no obligation to expend more than twelve million U.S. Dollars ($12,000,000) in the drilling of said wells even if the minimum Exploration Work Programme has not been accomplished. Within eighteen (18) months of the Effective Date, Contractor shall commence drilling of the first of such wells.

                                    CLAUSE 6

                              MANAGEMENT COMMITTEE

6.1 A Management Committee shall be established within thirty (30) days from the date of execution of this Contract for the purpose of providing orderly direction of all matters pertaining to the Petroleum Operations and Work Programme. The powers and duties of the Management Committee shall include but not be limited to the following:

       (a) the review, revision, and approval of all proposed Work Programmes and Budgets in accordance with Clauses 5 and 6.3(e);

       (b) the review, revision, and approval of any proposed recommendations made by either Party or by any subcommittee, pursuant to Clause 6.6 with respect to Petroleum Operations;

       (c) ensuring that the CONTRACTOR carries out the decisions of the Management Committee and conducts Petroleum Operations pursuant to this Contract;

       (d) the consideration and decision on matters relating to the exclusion of areas in the Contract Area pursuant to Clause 4; and in accordance with the Petroleum laws;

       (e) settlement of claims and litigation in excess of five hundred thousand Naira (N500,000) or the equivalent thereof in Foreign Currency, or such other amount as may be approved by the Management Committee insofar as such claims are not covered by policies of insurance maintained under this Contract;

       (f) consideration and approval of the sale or disposal of any items or movable property relating to Petroleum Operations in accordance with the provisions of this Contract except for items/properties of historic costs less than one million Naira (N1,000,000); and any sale or disposal of fixed asset shall be referred to the CORPORATION;

       (g) settlement of unresolved audit exceptions arising from audits as provided for in Clause 13.2 of this Contract;

       (h) ensuring that the CONTRACTOR implements the provisions of the Accounting Procedure (Annex B), the Lifting Procedure (Annex D), and the Procurement and Project Implementation Procedures (Annex
              E) and all amendments and revisions thereto as agreed by the Parties;

       (i)    any other matters relating to Petroleum Operations except:

              (i) those matters under the sole discretion and control of the CONTRACTOR in carrying out its duties and functions,

              (ii)   those matters elsewhere provided for in this Contract, or

              (iii) those matters reserved to the Parties in their respective rights pursuant to Clause 7;

       (j) consideration and approval of the sale or disposal and exchange of information to third parties other than routine exchange of seismic data and other such data commonly exchanged within the industry; and

       (k) consideration and determination of any other matter relating to the Petroleum Operations which may be referred to it by any Party (other than any proposal to amend this Contract) or which is otherwise designated under this Contract for reference to it.

6.2    (a)    The Management Committee shall consist of ten (10) persons appointed by the Parties as follows:

                     The CORPORATION           -      5
                     The CONTRACTOR            -      5

       (b) Each Party shall designate by notice in writing to the other Party, the names of its representatives to serve as members of the Management Committee as provided in Clause 6.2(a) hereof and their respective alternates, which members or alternates shall be authorized to represent that Party with respect to the decisions of the Management Committee. Such notice shall give the names, titles and addresses of the designated members and alternates. Each member may nominate any other member or alternate to represent such member at meetings of the Management Committee.

       (c) At least fourteen (14) business days prior to each scheduled Management Committee meeting, the Secretary shall provide an agenda of matters, with briefs, to be considered during such meeting. Any Party desiring to have other matters placed on the agenda shall give notice to the other Party not less than seven
              (7) business days prior to the scheduled meeting. No other matter may be introduced into the agenda thereafter for deliberation at the meeting unless mutually agreed by the Parties. No agenda shall be required in the event of an emergency meeting called pursuant to Clause 6.3(b).

       (d) Either Party may change any of its respective members or alternates as described in Clause 6.2(b) from time to time by notifying the other Party in writing not less than ten (10) days in advance of the effective date of such change.

       (e) The CORPORATION shall appoint the Chairman of the Management Committee and the CONTRACTOR shall appoint the Secretary. The Secretary shall not be a member of the Management Committee but shall keep minutes of all meetings and records of all decisions of the Management Committee. Within fourteen (14) days after each meeting, the Secretary shall forward drafts of the minutes to the Parties. Within fourteen (14) days thereafter each Party shall return the minutes with its comments to the Secretary who shall within fourteen (14) days thereafter forward the final draft to the other Party. The minutes of each meeting shall be approved by the Management Committee at the next meeting and copies thereof shall be supplied to the Parties. In addition, the Secretary shall at each meeting, prepare a written summary of any decision made by the Management Committee for approval and signature by the Parties to adjournment.

6.3    (a)    Not later than the twenty-eighth (28th) day of February of each
              Year, the Chairman shall prepare and forward to the Parties, a calendar of meetings as agreed by the Management Committee for that Year.

       (b) Unless otherwise agreed by the Parties, the Management Committee shall meet at the head office of the CONTRACTOR once every four
              (4) calendar months, or at such other intervals or venue as may be agreed by the Management Committee and, in addition, whenever requested by either Party by giving at least twenty-one (21) days notice in writing to the other Party which notice shall specify the matter or matters to be considered at the meeting; or, when summoned by the Chairman or by the CONTRACTOR as an emergency meeting for which no specified notice period shall be required.

       (c) The quorum for any meeting of the Management Committee shall consist of a minimum of three (3) representatives of the CORPORATION and three (3) representatives of the CONTRACTOR. The Chairman or his alternate and the CONTRACTOR's Managing Director or his alternate must be present at every Management Committee meeting for a quorum to be formed. If no such quorum is present, the Chairman shall call another meeting of the Management Committee giving at least fourteen (14) days written notice of such meeting.

       (d) The Secretary shall in consultation with the Chairman convene all meetings of the Management Committee other than the emergency meetings.

       (e) Within eight (8) weeks after the submission of a Work Programme and Budget by the CONTRACTOR the Management Committee shall meet to consider and approve such submission. Should the CORPORATION wish to propose a revision as to certain specific features of the said Work Programme and Budget, it shall within six (6) weeks after receipt thereof so notify the CONTRACTOR in writing specifying in reasonable detail the changes requested and its reasons therefor. The Management Committee will endeavor to resolve the request for revisions proposed by the CORPORATION.
              If the CORPORATION has not proposed any revisions in writing within six (6) weeks, then the said Work Programme and Budget as submitted shall be approved by resolution of the Management Committee. Any portion of a Work Programme about which the CORPORATION has not proposed a revision shall insofar as possible be carried out as prescribed therein.

6.4    (a)    Except as may be expressly provided for in this Contract, the
              Management Committee shall determine and adopt rules to govern its procedures.

       (b) Members attending a meeting of the Management Committee may be accompanied by advisers and experts to the extent reasonably necessary to assist with the conduct of such meeting. Such advisers and experts shall not vote or in any way participate in decisions, but may contribute in a non-binding way to discussions or debates of the Management Committee.

       (c) At any Management Committee meeting where there is a quorum, the Chairman or his alternate shall exercise the voting rights of the CORPORATION and the Managing Director of the CONTRACTOR or his alternate shall exercise the voting rights of the CONTRACTOR.

       (d) Except as otherwise expressly provided in this Contract all decisions of the Management Committee shall be made by the unanimous vote of the Parties. If unanimity is not obtained on any matter (including any matter pertaining to a Work Programme or Budget proposed by the CONTRACTOR) proposed to the Management Committee, then the Management Committee shall meet again to attempt to resolve such matter not later than fourteen (14) days after the meeting in which the proposed matter was rejected by a negative vote. Any portion of such proposal that is not rejected shall insofar as possible be carried out. At least seven (7) days prior to such second meeting, the Party casting the dissenting vote shall provide to the other Party in writing in reasonable detail the reasons for such dissenting vote. If such written reasons are not provided at least seven (7) days prior to such second meeting, then the proposal shall be deemed approved. In such second meeting the agenda shall be comprised of such written reasons as provided by the dissenting Party. If unanimity is not obtained in the second meeting, then the Management Committee shall meet a third time within fourteen (14) days after the second meeting. If unanimity is not obtained in the third meeting then the CORPORATION and the CONTRACTOR may agree to appoint an independent qualified expert to advise on the matter, which advice shall be binding on the Parties. In the event of failure of the Parties to agree to the appointment of the said expert the provisions of Clause 21 shall apply.

       (e) The Parties shall be bound by, and abide by, each decision of the Management Committee duly made in accordance with the provisions of this Contract.

6.5 Any matter which is within the powers and duties of the Management Committee may be determined by the Management Committee without a Management Committee meeting if such matter is submitted by either Party to the other Party with due notice and with sufficient information regarding the matter to be determined so as to enable the Parties to make an informed decision with respect to such matter.

       (a) Except for urgent matters referred to in Clause 6.5(b), each party shall cast its vote with respect to such matter within twenty-one (21) days of receipt of such notice and such manner of determination shall be followed unless a Party objects, within fourteen (14) days of receipt of such notice, to having the matter determined in such manner. If any Party fails to vote by the expiry of the twenty-one (21) days period for voting, it shall be deemed to have voted in the affirmative. The Secretary shall promptly advise the Parties of the results of such vote and the Secretary shall draft a resolution to be signed as soon as possible by the Parties.

       (b) Each Party shall nominate one of its officers as its representative from whom the other Party may seek binding decisions on urgent matters, including, but not limited to ongoing drilling operations, by telephone, letter, facsimile transmission, telex or in person and they shall advise each other in writing of the persons so nominated and any changes thereof.

       (c) In the event of an emergency requiring immediate operational action, either Party may take all actions it deems proper or advisable to protect its interests and those of its respective employees and any costs so incurred shall be included in the Operating Costs. Prompt notification of any such action taken by a Party and the estimated cost shall be given to the other Party within forty-eight (48) hours of the commencement of the event.

       (d) The decisions made pursuant to this Clause 6.5 shall be recorded in the minutes of the next scheduled meeting of the Management Committee, and shall be binding upon the Parties to the same extent as if the matter had been determined at a meeting of the Management Committee.

6.6 The Management Committee shall establish exploration and technical sub-committees and any other advisory sub-committees as it considers necessary from time to time such as finance and budget, and legal/services sub-committees:

       (a) Each sub-committee established pursuant to this Clause 6.6 shall be given terms of reference and shall be subject to such direction and procedures as the Management Committee may give or determine.

       (b) The Management Committee shall appoint the members of the sub-committees which shall be comprised of equal representation from the Parties. The chairmen and the secretaries of the sub-committees shall be appointed by the Management Committee.

       (c) The deliberations and recommendations of any sub-committee shall be advisory only and shall become binding and effective upon acceptance by the Management Committee.

                                    CLAUSE 7

                     RIGHTS AND OBLIGATIONS OF THE PARTIES

7.1    In accordance with this Contract, the CONTRACTOR shall:

       (a) Provide all necessary funds for payment of Operating Costs including, but not limited to, funds required to provide all materials, equipment, supplies, and technical requirements (including personnel) purchased, paid for or leased in Foreign Currency;

       (b) Furnish such other funds for the performance of Work Programmes that require payment in Foreign Currency, including payments to third parties who perform services as subcontractors;

       (c) Prepare Work Programmes and Budgets and carry out approved Work Programmes in a good and workmanlike manner and in accordance with internationally acceptable petroleum industry practices and standards with the object of avoiding waste and obtaining maximum ultimate recovery of Crude Oil at minimum costs;

       (d) Ensure that all lease equipment paid for in Foreign Currency and brought into Nigeria for Petroleum Operations is treated in accordance with the terms of the applicable leases;

       (e) Have the right to dispose of, assign, transfer, convey or otherwise dispose of any part of its rights and interests under this Contract to other parties including Affiliates with the prior written consent of the CORPORATION which consent shall not be unreasonably withheld;

       (f) Have the right of ingress to and egress from the Contract Area and to and from facilities therein located at all times during the term of this Contract;

       (g) Submit to the CORPORATION for permanent custody copies of all geological, geophysical, drilling, well production, operating and other data and reports as it may compile during the term hereof and at the end of the Contract surrender all original data and reports to the CORPORATION;

       (h) Prepare estimated and final PPT returns and submit same to the CORPORATION on a timely basis in accordance with the PPT Act;

       (i) Have the right to lift in accordance with Annex D and freely export and to retain abroad the receipts from the sale of Available Crude Oil allocated to it hereunder;

       (j) Prepare and carry out plans and programmes for industrial training and education of Nigerians for all job classifications with respect to Petroleum Operations in accordance with the Petroleum Act Cap 350 Laws of the Federation of Nigeria 1990, as amended;

       (k) Employ only such personnel as are reasonably necessary to conduct the Petroleum Operations in a prudent and cost effective manner;

       (l) Give preference to such goods which are available in Nigeria or services rendered by Nigerian nationals, provided they meet the specifications and the standards of the goods and services;

       (m) In respect of payment of customs duties and other like charges, the CONTRACTOR and its subcontractors shall not be treated differently from any other companies and their subcontractors engaged directly in similar Petroleum Operations in Nigeria;

       (n) Indemnify and hold harmless the CORPORATION from and against losses (including legal fees and expenses) of whatever kind and nature resulting from the CONTRACTOR's negligence or wilful misconduct in carrying out Petroleum Operations and as a consequence of any final decision given by a Nigerian Court, except where such losses are shown to result from any action or failure to act on the part of the CORPORATION, provided however, that under no circumstances shall the CONTRACTOR be liable to the CORPORATION for reservoir damage or pollution or any consequential losses or damages occurring including, but not limited to, lost production or lost profits;

       (o) Have the right to finance Petroleum Operations from external sources under terms and conditions approved by the CORPORATION; and

       (p) Not exercise all or any rights or authority over the Contract Area in derogation of the rights of the CORPORATION.

7.2    In accordance with this Contract, the CORPORATION shall:

       (a) Pay to the Government in a timely manner, all Bonuses, Royalties, Concession Rentals and PPT accruing out of Petroleum Operations;

       (b) With its professional staff attached pursuant to Clause 12.4, work jointly with the CONTRACTOR's professional staff in the CONTRACTOR'S Exploration, Petroleum Engineering,
              Facilities/Materials and Finance Departments;

       (c) Otherwise assist and expedite the CONTRACTOR's execution of Petroleum Operations and Work Programmes including, but not limited to, assistance in supplying or otherwise making available all necessary visas, work permits, rights of way and easements as may be requested by the CONTRACTOR (Expenses incurred by the CORPORATION at the CONTRACTOR's request in providing such assistance shall be reimbursed to the CORPORATION by the CONTRACTOR in accordance with Clause 11.1. The CONTRACTOR shall include such reimbursements in the Operating Costs. Such reimbursements will be made against the CORPORATION's invoice and shall be in U.S. Dollars computed at the ruling rate of exchange published by the Central Bank of Nigeria on the date the expense was incurred);

       (d) Have title to all original data resulting from the Petroleum Operations including but not limited to geological, geophysical, engineering, well logs, completion, production, operations, status reports and any other data as the CONTRACTOR may compile during the term hereof, provided however, that the CONTRACTOR shall keep and use such original data during the term of this Contract and the CORPORATION shall have access to such original data during the Term of this Contract;

       (e) Not exercise all or any of its right or authority over the Contract Area in derogation of the rights of the CONTRACTOR; and

       (f) The CORPORATION shall apply for conversion of the OPL to OML and shall exercise all the rights and comply with all the obligations of a Licensee or Lessee under the Petroleum Act 1969 and its amendments.

                                    CLAUSE 8

              RECOVERY OF OPERATING COSTS AND CRUDE OIL ALLOCATION

8.1 The allocation of Available Crude Oil shall be in accordance with the Accounting Procedure (Annex B), the Allocation Procedure (Annex C) and this Clause 8 as follows:

       (a) Royalty Oil shall be allocated to the CORPORATION in such quantum as will generate an amount of Proceeds equal to the actual Royalty payable during each month and the Concession Rental payable annually;

       (b) Cost Oil shall be allocated to the CONTRACTOR in such quantum as will generate an amount of Proceeds sufficient for recovery of Operating Costs in OPLs 98 and 118 and any OMLs derived therefrom. All Operating Costs expended in U.S. Dollars will be recovered in U.S. Dollars through Cost Oil allocations;

       (c) Tax Oil shall be allocated to the CORPORATION in such quantum as will generate an amount of Proceeds equal to actual PPT liability payable during each month;

       (d) All Operating Costs incurred on OPLs 98 and 118 prior to the Effective Date which remain unrecovered on the Effective Date shall be recoverable as Operating Cost by CONTRACTOR from Cost Oil under this Contract;

       (e) The CONTRACTOR shall for PPT purposes be entitled to consolidate OPLs 98 and 118 and any OMLs derived therefrom.

       (f) Profit Oil, being the balance of Available Crude Oil after deducting Royalty Oil, Tax Oil, and Cost Oil, shall be allocated to each Party pursuant to Schedule B-2 of the Accounting Procedure (Annex B) as follows:

                                                                PROFIT OIL
           MONTHLY AVERAGE MBOPD                                PERCENTAGES
           FROM CONTRACT AREA                                   CORPORATION             CONTRACTOR
           -----------------------------------                 -------------           ------------
           0 to 40                                                   20                      80

           Greater than 40 but less than 75                          35                      65

           Greater than 75 but less than 100                         45                      55

           100 and above                                             50                      50

8.2 The quantum of Available Crude Oil to be allocated to each Party under this Contract shall be determined at the fiscalisation point.

8.3 Each Party shall take in kind, lift and dispose of its allocation of Available Crude Oil in accordance with the Lifting Procedure (Annex D).

8.4 Allocation of Royalty Oil and Tax Oil to the CORPORATION shall be applied towards the liabilities of the CONTRACTOR and the CORPORATION for Royalty, Concession Rentals, and PPT and the Proceeds therefrom shall be paid to the Government by the CORPORATION on behalf of both Parties.

8.5 Either Party may at the request of the other, lift the other Party's Available Crude Oil pursuant to Clause 9.1 and the lifting Party shall within sixty (60) days transfer to the account of the non-lifting Party the proceeds of the sale to which the non-lifting Party is entitled. Overdue payments shall bear interest at the rate of one (1) month LIBOR plus two percent (2%).

8.6 The CONTRACTOR may purchase any portion of the CORPORATION's allocation of Available Crude Oil from the Contract Area under the CORPORATION's terms and conditions including valuation and pricing of the Crude Oil as applicable to other third party buyers of the CORPORATION's Crude Oil.

8.7 Both Parties shall meet on a monthly or quarterly basis as may be agreed to reconcile all Crude Oil allocated and lifted during the period as per
       Article III 7 of Annex D.

                                    CLAUSE 9

                        VALUATION OF AVAILABLE CRUDE OIL

9.1 Available Crude Oil allocated to each Party shall be valued in accordance with the following procedures:

       (a) On the attainment of commercial production, each Party shall engage the services of an independent laboratory of good repute to determine the assay of the new Crude Oil.

       (b) When a new Crude Oil stream is produced, a trial marketing period shall be designated which shall extend for the first six (6) month period during which such new stream is lifted or for the period of time required for the first ten (10) liftings, whichever is longer. During the trial marketing period the Parties shall:

              (i) Collect samples of the new Crude Oil upon which the assays shall be performed as provided in Clause 9.1 (a) above;

              (ii) Determine the approximate quality of the new Crude Oil by estimating the yield values from refinery modeling;

              (iii) Share in the marketing such that each Party markets approximately an equal amount of the new Crude Oil and to the extent that one Party lifts the other Party's allocation of Available Crude Oil, payments therefor shall be made in accordance with Clause 8.5;

              (iv) Exchange information regarding the marketing of the new Crude Oil including documents which verify the sales price and terms of each lifting;

              (v) Apply the actual f.o.b. sales price to determine the value for each lifting which f.o.b. sales pricing for each lifting shall continue after the trial marketing period until the Parties agree to a valuation of the new Crude Oil but in no event longer than ninety (90) days after conclusion of the trial marketing period.

       (c) As soon as practicable but in any event not later than sixty (60) days after the end of the trial marketing period, the Parties shall meet to review the assay, yield, and actual sales data. Each Party may present a proposal for the valuation of the new Crude Oil. A valuation method shall be established for determining the price for each lifting of Available Crude Oil. Such valuation method shall be in accordance with the Realizable Price provisions set forth in the Revised Memorandum of Understanding attached to this Contract as Annex F. It is the intent of the Parties that such prices shall reflect the true market value of the new Crude Oil. The valuation method determined hereunder (including the product yield values) shall be mutually agreed within thirty (30) days from the aforementioned meeting failing which, determination of such valuation shall be referred to the Ministry.

       (d) Upon the conclusion of the trial marketing period, the Parties shall be entitled to lift their allocation of Available Crude Oil pursuant to Clause 8 and the Lifting Procedure.

       (e) When a new Crude Oil stream is produced from the Contract Area and is commingled with an existing Crude Oil produced in Nigeria which has an established Realizable Price basis then such basis shall be applied to the extent practicable for determining the Realizable Price of the new Crude Oil. The Parties shall meet and mutually agree on any appropriate modifications to such established valuation basis which may be required to reflect any change in the market value of the Crude Oils as a result of commingling.

       (f) The valuation method for determining the price for each lifting of Available Crude Oil from fields other than those discovered after the Effective Date, shall continue to be in accordance with the Realizable Price provisions set forth in the Revised Memorandum of Understanding.

9.2 If in the opinion of either Party an agreed price valuation method fails to reflect the market value of a Crude Oil produced in the Contract Area, then such Party may propose to the other Party modifications to such valuation method once in every six (6) months but in no event more than twice in any year. The Parties shall then meet within thirty (30) days of such proposal and mutually agree on any modifications to such valuation within thirty (30) days from such meeting failing which, determination of such valuation shall be referred to the Ministry.

9.3 Segregation of Crude Oils of different quality and/or grade shall be by agreement of the Parties taking into consideration, among other things, the operational practicality of segregation and the cost benefit analysis thereof. If the Parties agree on such segregation the following provisions shall apply:

       (a) Any and all provisions of the Contract concerning valuation of Crude Oil shall separately apply to each segregated Crude Oil produced;

       (b) Each grade or quality of Crude Oil produced and segregated in a given Year shall contribute its proportionate share to the total quantity designated in such Year as Royalty Oil, Tax Oil, Cost Oil and Profit Oil.

                                   CLAUSE 10

                                    PAYMENT

10.1 The method of payment of any sum due from the CONTRACTOR to the CORPORATION and vice versa shall be in accordance with the prevailing guidelines of the Federal Ministry of Finance of Nigeria, the Central Bank of Nigeria and in accordance with the Accounting Procedure, Annex B.

10.2 Unless otherwise provided herein, any payments which the CORPORATION is required to make to the CONTRACTOR or which the CONTRACTOR is required to make to the CORPORATION pursuant to this Contract shall be made within (30) days following the end of the month in which the obligation to make such payments occurs. Overdue payments shall bear interest at the annual rate of one (1) month LIBOR plus 2%.

10.3 Each Party shall have the right of set off against the other Party for sums due and payable to the other Party under this Contract agreed sums past due under this Clause.

                                   CLAUSE 11

                               TITLE TO EQUIPMENT

11.1 The CONTRACTOR shall finance the cost of purchasing all equipment to be used in Petroleum Operations in the Contract Area pursuant to the Work Programmes and such equipment shall become the property of the CORPORATION on arrival in Nigeria. The CONTRACTOR and the CORPORATION shall have the right to use such equipment exclusively for Petroleum Operations in the Contract Area during the Term of this Contract.
       Should the CORPORATION desire to use such equipment outside the Contract Area, such use shall be subject to terms and conditions agreed by the parties provided that it is understood Petroleum Operations hereunder shall take precedence over such use by the CORPORATION.

11.2 The CONTRACTOR's right to use such purchased equipment shall cease with the termination or expiration (whichever is earlier) of this Contract.

11.3 The provisions of Clause 11.1 with respect to the title of property passing to the CORPORATION shall not apply to leased equipment belonging to local or foreign third parties, and such equipment may be freely exported from Nigeria in accordance with the terms of the applicable lease.

11.4 Title to all lands purchased or otherwise acquired by the CONTRACTOR for the purposes of Petroleum Operations and all movable property utilized in the Contract Area and incorporated permanently in any premises, locations and structures for the purposes of Petroleum Operations hereunder shall be in the name of the CORPORATION and the CONTRACTOR. Upon termination of this Contract pursuant to Clause 3, the CORPORATION shall take possession of such lands and property and the CONTRACTOR shall hand over such lands and property within thirty (30) days.

11.5 Subject to Clause 11.2 hereof, all fixed assets purchased or otherwise acquired by the CONTRACTOR for the purposes of Petroleum Operations hereunder shall become the property of the CORPORATION. Upon termination of this Contract pursuant to Clause 3, the CONTRACTOR shall hand over possession of such fixed assets to the CORPORATION.

11.6 During the term of this Contract, any agreed sale of equipment, lands fixed assets, materials and machinery acquired for the purpose of the Petroleum Operations hereunder shall be conducted by the CONTRACTOR on the basis of the highest price obtainable and the proceeds of such sale shall be credited to the Petroleum Operations.

                                   CLAUSE 12

                 EMPLOYMENT AND TRAINING OF NIGERIAN PERSONNEL

12.1 Each Year, the CONTRACTOR shall submit a detailed programme for recruitment and training for the following Year in respect of its Nigerian personnel in accordance with the Petroleum Act 1969 and its amendments.

12.2   Qualified Nigerians shall be employed in all nonspecialized positions.

12.3 Qualified Nigerians shall also be employed in specialized positions such as those in exploration, drilling, engineering, production, and finance. The CONTRACTOR shall have the right, subject to applicable laws, rules and regulations, to employ non-Nigerians in such specialized positions where qualified Nigerians are not available provided that the CONTRACTOR shall recruit and train Nigerians for such specialized positions such that the number of non-Nigerian staff shall be kept to a minimum.

12.4 Competent professionals of the CORPORATION shall be attached to work with the CONTRACTOR from time to time and such officials and the CONTRACTOR's officials shall not be treated differently with regard to salaries and other benefits.

12.5 Costs and expenses incurred in the recruitment and training of Nigerian personnel shall be included in Operating Costs.

                                   CLAUSE 13

                           BOOKS AND ACCOUNTS, AUDIT
                              AND OVERHEAD CHARGES

13.1   Books and Accounts

       The CONTRACTOR shall be responsible for keeping complete books of accounts consistent with modern petroleum industry and accounting practices and procedures. The statutory books and accounts of this PSC shall be kept in Naira and U.S. dollars. All other books of accounts as the operator may consider necessary shall be kept in columnar form in both Naira and U.S. Dollars. Officials of the CORPORATION and the CONTRACTOR shall have access to such books and accounts and officials of the CORPORATION attached to the CONTRACTOR pursuant to Clause 12.4 shall participate in the preparation of same.

13.2   Audits

       The CORPORATION and its external auditors shall have the right to inspect and audit the books and accounts relating to this Contract for any year by giving thirty (30) days written notice to the CONTRACTOR and the CONTRACTOR shall facilitate the work of such inspection and auditing; provided however, that the costs of such inspection and auditing shall be met by the CORPORATION, and provided also that if such inspection and auditing have not been so carried out within two (2) Years following the end of the Year in question, the books and accounts relating to such Year shall be deemed to be accepted by the parties as satisfactory. Any exception must be made in writing ninety (90) days following the end of such audit and failure to give such written notice within such time shall establish the correctness of the books and accounts.

13.3   Home Office Overhead Charges

       The CONTRACTOR shall include the following percentages on total annual capital expenditure as overhead charges in calculating total Operating
       Costs:

              -      First $200 million           1.00% of Capex
              -      Next $200 million            0.75% of Capex
              -      Next $100 million            0.50% of Capex
              -      Above $500 million                  0%

                                    CLAUSE 14

                                     BONUSES

Production Bonus

14.1   The CONTRACTOR shall pay the CORPORATION the following Bonuses:

       (a) a sum in US Dollars equivalent to zero point two percent (0.2%) of cumulative production of 50 million barrels of Crude Oil attained in the Contract Area from fields discovered after the Effective Date at the price on the due date.

       (b) a sum in US Dollars equivalent to zero point one percent (0.1%) of cumulative production of 100 million barrels of Crude Oil attained in the Contract Area from fields discovered after the Effective Date at the price on the due date.

14.2 The Production Bonuses provided for in this Clause 14 shall not be recoverable as Cost Oil and shall be payable within 30 days of such production level being first attained.

                                   CLAUSE 15

                               ROYALTY AND TAXES

15.1   Royalty

       Royalty rates will be as provided in the Petroleum Act 1969, as amended, and the prevailing fiscal laws and regulations.

15.2   Petroleum Profit Tax (PPT)

       (a)    The PPT shall be in accordance with the PPT Act 1959 as amended.

       (b) The PPT rate applicable to the Contract Area shall be 65.75% for the first five (5) years of production from each field developed in the Contract Area commencing from the first day of the month of the first sale therefrom and 85% thereafter.

15.3 The CORPORATION shall pay all Royalty, Concession Rentals and PPT on behalf of itself and the CONTRACTOR out of Available Crude Oil allocated to it under Clause 8.1 of this Contract.

15.4 The Realizable Price established under the terms of the Revised Memorandum of Understanding in accordance with Clause 9 of this Contract shall be used in determining the amount payable on Royalty and PPT in respect of Crude Oil produced and lifted pursuant to this Contract. The parameters for new Crude Oil streams produced from the Contract Area shall also be determined in accordance with provisions of Clause 9 of this Contract.

15.5 The CORPORATION shall make available to the CONTRACTOR copies of receipts issued by the Federal Board of Inland Revenue for the payment made for PPT.

                                   CLAUSE 16

                                   INSURANCE

16.1 All property acquired under the provisions of this Contract shall be adequately insured in an insurance company of good repute by the CONTRACTOR in consultation with the CORPORATION, in its name and that of the CORPORATION with limits of liability not less than those required by Nigerian laws and regulations. The premia for such policies shall be included in Operating Costs. All policies shall name the CORPORATION as a co-insured with a waiver of subrogation rights in favor of the CORPORATION.

16.2 In case of loss of or damage to property, indemnifications paid by the insurance companies shall be entirely received by the CONTRACTOR for Petroleum Operations. The CONTRACTOR shall determine whether the lost or damaged property should be repaired, replaced or abandoned. If the decision is to repair or replace, the CONTRACTOR shall immediately replace or repair such lost or damaged property. Any excess cost of repair or replacement above the amount reimbursed by the insurance companies shall be regarded as Operating Costs. If the decision is to neither repair nor replace then the proceeds of any coverage shall be credited to Operating Costs. In the event that the loss or damage is attributable to the CONTRACTOR's wilful misconduct the excess cost of replacement or repair shall not be reimbursed as Operating Cost.

16.3 The CONTRACTOR shall take out and maintain an insurance policy covering any and all damages caused to third parties as a direct or indirect result of the CONTRACTOR's Petroleum Operations. The CONTRACTOR shall defend and hold the CORPORATION harmless from damages and losses caused to third parties in consequence of the CONTRACTOR's wilful misconduct in the performance of this Contract.

16.4 All insurance policies under this Clause 16 shall be based on good international petroleum industry practice, and shall be taken out in the Nigerian market except for those concerning risks for which the CONTRACTOR cannot obtain coverage in Nigeria which shall be taken out abroad, to the extent allowed by law.

16.5 In entering into contracts with any sub-contractor for the performance of Petroleum Operations, the CONTRACTOR shall require such sub-contractor to take adequate insurance in accordance with Clauses
       16.1 and 16.3 above and to properly indemnify the CORPORATION and the CONTRACTOR for any damage done and to properly indemnify and hold the CORPORATION and the CONTRACTOR harmless against claims from third parties.

16.6 The CONTRACTOR shall maintain other insurance policies required under Nigerian law.

                                   CLAUSE 17

                    CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

17.1 The CONTRACTOR shall keep information furnished to it by the CORPORATION and all plans, maps, drawings, designs, data, scientific, technical and financial reports and other data and information of any kind or nature relating to Petroleum Operations including any discovery of Petroleum as strictly confidential, for all times, and shall ensure that their entire or partial contents shall under no circumstances be disclosed by the CONTRACTOR in any announcement to the public or to any third party without the prior written consent of the CORPORATION.

       The provisions of this Clause 17 shall not apply to disclosure to:

       (a) Subcontractors, affiliates, assignees, auditors, legal advisers, provided that such disclosures are required for the effective performance of the aforementioned recipients' duties related to Petroleum Operations;

       (b) Comply with statutory obligation or the requirements of any governmental agency in which case the CONTRACTOR will notify the CORPORATION of any information so disclosed.

       (c) Financial institutions involved in the provision of finance for the operations hereunder provided, in all such cases, that the recipients of such data and information agree in writing to keep such data and information strictly confidential.

       (d) A third party for the purpose of negotiating an assignment of interest hereunder provided such third party executes an undertaking to keep the information disclosed confidential.

17.2 The CONTRACTOR shall take necessary measures in order to make its employees, agents, representatives, proxies and subcontractors comply with the same obligation of confidentiality provided for in this Clause 17.

17.3 The provisions of this Clause 17 shall not be voided by the expiry or termination of this Contract on any grounds whatsoever and these provisions constitute a continuing obligation, and accordingly the restrictions arising therefrom shall be in force at all times.

17.4 The CONTRACTOR shall use its best endeavors to ensure that the CONTRACTOR's servants, employees, agents and subcontractors shall not make any reference in public or publish any notes in newspapers, periodicals or books nor divulge, by any other means whatsoever, any information on the activities under the CONTRACTOR's responsibility, or any reports, data or any facts and documents that may come to their knowledge by virtue of this Contract, without the prior written consent of the CORPORATION.

17.5 The CONTRACTOR shall submit to the CORPORATION all statutory reports and information for submission to Government and other statutory bodies.

                                   CLAUSE 18

                                 FORCE MAJEURE

18.1 Any failure or delay on the part of either Party in the performance of its obligations or duties under this Contract shall be excused to the extent attributable to force majeure. A force majeure situation includes delays, defaults or inability to perform under this Contract due to any event beyond the reasonable control of either Party. Such event may be, but is not limited to, any act, event, happening, or occurrence due to natural causes; and acts or perils of navigation, fire, hostilities, war (declared or undeclared), blockade, labor disturbances, strikes, riots, insurrection, civil commotion, quarantine restrictions, epidemics, storms, floods, earthquakes, accidents, blowouts, lightning, and acts of or orders of Government.

18.2 If operations are delayed, curtailed or prevented by force majeure, then the time for carrying out the obligation and duties thereby affected, and rights and obligations hereunder, shall be extended for a period equal to the period thus involved.

18.3 The Party whose ability to perform its obligations is so affected shall promptly notify the other Party thereof not later than forty-eight (48) hours after the establishment of the start of force majeure stating the cause, and both Parties shall do all that is reasonably within their powers to remove such cause.

18.4 The CONTRACTOR's failure or inability to find Crude Oil in Commercial Quantity for reasons other than as specified in Clause 18.1 hereof shall not be deemed force majeure.

                                   CLAUSE 19

                              LAWS AND REGULATIONS

19.1 This Contract shall be governed by and construed in accordance with the Laws of the Federation of Nigeria, and any dispute arising therefrom shall be determined in accordance with such laws.

19.2 In the event that any enactment of or change in the laws or regulations of Nigeria or any rules, procedures, guidelines, instructions, directives, or policies, pertaining to the Contract introduced by any Government department or Government parastatals or agencies occurs subsequent to the Effective Date of this Contract which materially and adversely affects the rights and obligations or the economic benefits of the CONTRACTOR, the Parties shall use their best efforts to agree to such modifications to this Contract as will compensate for the effect of such changes. If the Parties fail to agree on such modifications within a period of ninety (90) days following the date on which the change in question took effect, the matter shall thereafter be referred at the option of either Party to arbitration under Article 21 hereof.
       Following arbitrator's determination, this Contract shall be deemed forthwith modified in accordance with that determination.

19.3 All affairs related to this Contract shall be conducted in the language in which this Contract was drawn up.

                                   CLAUSE 20

                           UTILIZATION OF NATURAL GAS

20.1 If the CONTRACTOR discovers a commercially viable quantity of Natural Gas, the CORPORATION shall require the CONTRACTOR to investigate and submit proposals for the commercial development of the Natural Gas for the CORPORATION's consideration provided that any cost in respect of such proposals or investigation shall be included in Operating Cost.
       For the commercial development of natural gas field, the funding arrangements and participation by the CONTRACTOR in the project shall be the subject of another agreement and the CONTRACTOR shall have the right to participate in such development project.

20.2 Notwithstanding the provisions of Clause 20 hereof, the CONTRACTOR may utilize, at no cost the associated Natural Gas produced with Crude Oil as fuel for production operations; gas recycling, secondary recovery by gas injection, gas lift, or any other economical secondary recovery schemes, stimulation of wells or artificial lifts necessary in the commercial field discovered and developed by the CONTRACTOR but only with the prior written consent of the CORPORATION, which consent shall not be unreasonably withheld. The objective of maximum technical and economic recovery of Crude Oil shall always be paramount. However, not later than two (2) years after the commencement of production of Crude Oil from the Contract Area, the CONTRACTOR shall submit to the Minister, a programme for the utilization of any Natural Gas whether associated with Crude Oil or not which has been discovered from the Contract Area.

                                   CLAUSE 21

                          CONSULTATION AND ARBITRATION

If a difference or dispute arises between the CORPORATION and the CONTRACTOR, concerning the interpretation or performance of this Contract, and if the parties fail to settle such difference or dispute by amicable agreement, then either party may serve on the other a demand for arbitration. Within thirty
(30) days of such demand being served, each party shall appoint an arbitrator and the two arbitrators thus appointed shall with a further thirty (30) days appoint a third arbitrator and if the arbitrators do not agree on the appointment of such third arbitrator, or if either Party fails to appoint the arbitrator to be appointed by it, such an arbitrator or third arbitrator shall be appointed by the President of the Court of Arbitration of the International Chamber of Commerce (ICC) in Paris on the application of the other Party (notice of the intention to apply having duly given in writing by the applicant party to the other party) and when appointed the third arbitrator shall convene meeting and act as chairman thereat. If an arbitrator fails or is unable to act, a successor shall be appointed by the respective party or by the arbitrators in the event the chairman must be succeeded. The arbitration award shall be binding upon the parties and the expenses shall be borne by the parties in such proportion and manner as may be provided in the award. The Nigerian Arbitration and Conciliation Act Cap 19, Laws of the Federation of Nigeria, 1990 shall apply to this contract. The venue of the arbitration shall be any where in Nigeria as agreed by the parties.

                                   CLAUSE 22

                                 EFFECTIVENESS

22.1   This Contract shall come into force and effect on the Effective Date.

22.2 This Contract shall not be amended or modified in any respect except by mutual consent, in writing of the Parties hereto.

                                   CLAUSE 23

                                    NOTICES

23.1 Any notices required to be given by either Party to the other shall be in writing and shall be deemed to have been duly given and received if sent by fax, telegram or cable (confirmed by mail) or registered post to, or hand delivered at the following registered offices:

              THE CORPORATION:

              THE GROUP MANAGING DIRECTOR
              NIGERIAN NATIONAL PETROLEUM CORPORATION
              7, KOFO ABAYOMI STREET
              VICTORIA ISLAND
              LAGOS.

              CABLE: NAPETCOR
              TELEX: 21126 NG
              FAX

              THE CONTRACTOR:
              THE MANAGING DIRECTOR

              Ashland Oil (Nigeria) Company Unlimited
              10, Bishop Aboyade-Cole Street
              Victoria Island
              Lagos

              CABLE:
              TELEX: 961-211023 ASHOIL NG
              FAX:   234-1616816

23.2 Either Party shall notify the other promptly of any change in the above address.

SIGNED AND DELIVERED for and on behalf of NIGERIAN NATIONAL PETROLEUM CORPORATION


By:       /s/ C. O. Oyibo
     ----------------------------------------

Name:  C. O. Oyibo

Designation:  Group Managing Director

IN THE PRESENCE OF:

Name:  M. A. Olorunfemi

Signature:      /s/ M. A. Olorunfemi
            ----------------------------------------------

Designation:

Address:

SIGNED AND DELIVERED for and on behalf of ASHLAND OIL (NIGERIA) COMPANY UNLIMITED

By:      /s/ H. R. Benedict
     -----------------------------------------------------

Name:         H. R. Benedict

Designation:  GENERAL MANAGER AND MANAGING DIRECTOR

IN THE PRESENCE OF:

Name:         J. I. Obi

Signature:      /s/ J. I. Obi
            ----------------------------------------------

Designation:  COMPANY SECRETARY

APPROVED BY THE HON. MINISTER
This 25th day of May, 1994

Signature:      /s/ Don Etiebet
            ----------------------------------------------

Name:  Don Etiebet

DESIGNATION:  HON. MINISTER OF PETROLEUM AND MINERAL RESOURCES.

IN THE PRESENCE OF

Name:  Abdullah Hashim

Signature:      /s/ Abdullah Hashim
            ----------------------------------------------

Designation:  Director - General (Petroleum)

                                     ANNEX A


                                 [Map of Field]

                                    ANNEX B

                   TO THE PRODUCTION SHARING CONTRACT BETWEEN
          CORPORATION and CONTRACTOR dated this          day      199

                              ACCOUNTING PROCEDURE

                                   Article I

                               General Provisions

1.     Definitions

       This Accounting Procedure attached to and forming a part of the Contract is to be followed and observed in the performance of either Party's obligations thereunder. The defined terms appearing herein shall have the same meaning as is ascribed to them in the Contract.

2.     Accounts and Statements

       CONTRACTOR's accounting records and books shall be kept as provided under Clause 13.1 of the Contract in accordance with generally accepted and recognized accounting standards, consistent with modern petroleum industry practices and procedures. All original books of accounts together with original supporting documentation shall be kept and maintained in Nigeria in compliance with all Nigerian laws and regulations.

3.     Other

       In the event of a conflict of the terms of this Procedure and the Contract the terms of the Contract shall apply.

                                   Article II

                                Operating Costs

Operating Costs shall be defined as all costs, expenses paid and obligations incurred by the CONTRACTOR in carrying out Petroleum Operations and shall consist of (1) Non-Capital Costs, and (2) Capital Costs.

1.     Non-capital Costs

       Non-capital Costs mean those Operating Costs incurred that are chargeable to the current year's operations. Non-capital Costs include, but are not limited to the following:

       (a) General office expenses - office, services and general administration services pertaining to Petroleum Operations including but not limited to, services of legal, financial, purchasing, insurance, accounting, computer, and personnel department; communications, transportation, rental of specialized equipment, scholarships, charitable contributions and educational awards.

       (b) Labour and related costs - salaries and wages, including bonuses, of employees of the CONTRACTOR who are directly engaged in the conduct of Petroleum Operations, whether temporarily or permanently assigned, irrespective of the location of such employee including but not limited to, the costs of employee benefits, customary allowances and personal expenses incurred under the CONTRACTOR's practice and policy, and amounts imposed by applicable Governmental authorities which are applicable to
              such employees.   These costs and expenses shall include:

              (i) Cost of established plans for employee group life insurance, hospitalization, pension, retirement, savings and other benefit plan;

              (ii) Cost of holidays, vacations, sickness and disability benefits;

              (iii)  Cost of living, housing and other customary allowances;

              (iv) Reasonable personal expenses which are reimbursable under the CONTRACTOR's standard personnel policies;

              (v)    Obligations imposed by Governmental authorities;

              (vi) Cost of transportation of employees, other than as provided in paragraph (c) below, as required in the conduct of Petroleum Operations; and

              (vii) Charges in respect of employees temporarily engaged in Petroleum Operations which shall be calculated to reflect the actual costs thereto during the period or periods of such engagement.

       (c) Employee relocation costs - costs for relocation, transportation and transfer of employees of CONTRACTOR engaged in Petroleum Operations pursuant to Clause 7.1(k) of this Contract including, but not limited to the cost of freight and passenger service of such employees' families and their personal and household effects together with meals, hotel and other expenditures related to such transfer incurred with respect to:

              (i) employees of the CONTRACTOR within Nigeria, including expatriate employees, engaged in Petroleum Operation;

              (ii)   transfer to Nigeria for engagement in Petroleum
                     Operations;

              (iii) relocation costs and other expenses incurred in the final repatriation or transfer of the CONTRACTOR's expatriate employees and families in the case of such employees' retirement, or separation from the CONTRACTOR, or in case of such employees' relocation to the CONTRACTOR's Head Office.

                     Provided that relocation costs incurred in moving an expatriate employee and his family beyond his point of origin, established at the time of his transfer to Nigeria, will not be recoverable as Operating Cost and provided that no charge shall be made to the Petroleum Operation with respect to the expenses incurred in the final repatriation or transfer of the expatriate employees and families to other areas outside of the Contract Area.

              (iv) Nigerian employees on training assignments outside the Contract Area.

       (d) Services provided by third parties - cost of professional, technical, consultation, utilities and other services procured from third party sources pursuant to any contract or other arrangements between such third parties and the CONTRACTOR for the purpose of Petroleum Operations.

       (e) Legal expenses - All costs or expenses of handling, investigating, asserting, defending, and settling litigation or claims arising out of or relating to Petroleum Operations or necessary to protect or recover property used in Petroleum Operations including, but not limited to, legal fees, court costs, arbitration costs, cost of investigation or procuring evidence and amounts paid in settlement or satisfaction of any such litigation, arbitration or claims in accordance with the provisions of this Contract.

       (f) Services provided by Affiliates of the CONTRACTOR, professional, administrative, scientific and technical services for the direct benefit of Petroleum Operations including, but not limited to, services provided by the exploration, production, legal, financial, purchasing, insurance, accounting and computer services departments of such Affiliates. Charges for providing these services shall reflect the actual cost only and must be consistent with international market prices and shall not include any element of profit.

       (g) Head Office overhead charge - parent company overhead in the amount specified in Clause 13.3 of the Contract.

       (h) Interest - interest on loans used to finance Petroleum Operations provided the terms of such loans were with the prior approval of CORPORATION, and not higher than the prevailing commercial rates.

       (i) Insurance premiums and settlements - premiums paid for insurance normally required to be carried for the Petroleum Operations together with all expenditures incurred and paid in settlement of any and all losses, claims, damages, judgements, and other expenses, including fees and deductibles relating to the CONTRACTOR's performance under the Contract.

       (j) Duties and taxes - all duties and taxes, fees and any Government assessments, including but not limited to, gas flare charges, license fees, customs duties, and any other payments to the Government other than Royalties, PPT and Concession Rental.

       (k) Intangible drilling costs - expenditures for labor, fuel, repairs, maintenance, hauling, and supplies and materials (not including, casing and other well fixtures) which are for or incidental to drilling, cleaning, deepening or completing wells or the preparation thereof incurred in respect of:

              (i) determination of well locations, geological, geophysical, topographical and geographical surveys for site evaluation preparatory to drilling including the determination of near surface and near sea bed hazards,

              (ii) cleaning, draining and leveling land, road-building and the laying of foundations,

              (iii)  drilling, shooting, testing and cleaning wells,

              (iv) erection of rigs and tankage assembly and installation of pipelines and other plan and equipment required in the preparation or drilling of wells producing Crude Oil.

       (l) Geological and geophysical surveys - labor, materials and services used in aerial, geological, topographical, geophysical and seismic surveys incurred in connection with exploration excluding however the purchase of data from CORPORATION.

       (m) Operating expenses - labor, materials and services used in day to day oil well operations, oil field production facilities operations, secondary recovery operations; storage, transportation, delivery and marketing operations; and other operating activities, including repairs, well workovers, maintenance and related leasing or rental of all materials, equipment and supplies.

       (n) Exploration and appraisal drilling - all expenditures incurred in connection with exploration drilling, and the drilling of the first two appraisal wells in a particular field, and drilling of development wells which are dry, including costs incurred in respect of casing, well cement and well fixtures.

       (o) Abandonment - a provision for all expenditures incurred in connection with the plugging of wells; the removal and disposal of equipment and facilities including well heads, processing and storage facilities, platforms, pipelines, transport and export facilities, roads, buildings, wharves, plants, machinery, fixtures, the restoration of sites and structures including the payment of damages to property lessors.

2.     Capital Costs

       Capital Costs means, without limitations, expenditures which are subject to a Capital Allowance under the PPT Act. Such expenditures normally have a useful life beyond the year incurred and include but are not limited to the following:

       (a) Plant expenditures - expenditures in connection with the design, construction, and installation of plant facilities (including machinery, fixtures, and appurtenances) associated with the production, treating, and processing of Crude Oil (except such costs properly allocable to intangible drilling costs) including offshore platforms, secondary or enhanced recovery systems, gas injection, water disposal, expenditures for equipment, machinery and fixtures purchased to conduct Petroleum Operations such as office furniture and fixtures, office equipment, barges, floating crafts, automotive equipment, Petroleum Operational aircraft, construction equipment, miscellaneous equipment.

       (b) Pipeline and storage expenditures - expenditures in connection with the design, installation, construction of pipeline, transportation, storage, and terminal facilities associated with Petroleum Operations including tanks, metering, and export lines.

       (c) Building expenditure - expenditures incurred in connection with the construction of building, structures or works of a permanent nature including workshops, warehouses, offices, roads, wharves, furniture and fixtures related to employee housing and recreational facilities and other tangible property incidental to construction.

       (d) Drilling expenditures - expenditures for tangible goods in connection with drilling wells such as casing, tubing, surface and sub-surface production equipment, flow lines, instruments; costs incurred in connection with the acquisition of rights over the Contract Area pursuant to paragraph l(d)i of the Second Schedule of the PPT Act except any bonuses paid under Clause 14 of this Contract.

       (e) Pre-Production expenditures - all costs (including those otherwise falling within Non-Capital Costs described in paragraph 1 of this Article II) incurred before the first PPT accounting period.

       (f) Material inventory - cost of materials purchased and maintained as inventory items solely for Petroleum Operations subject to the following provisions:

              (i) The CONTRACTOR shall supply or purchase any materials required for the Petroleum Operations, including those required in the foreseeable future. Inventory stock levels shall take account of the time necessary to provide the replacement, emergency needs and similar considerations.

              (ii) Materials purchased by the CONTRACTOR for use in the Petroleum Operations shall be valued so as to include invoice price (less prepayment discounts, cash discounts, and other discounts if any) plus freight and forwarding charges between point of supply and point of destination but not included in the invoice price, inspection costs, insurance, customs fees and taxes, on imported materials required for this Contract.

              (iii) Materials not available in Nigeria supplied by the CONTRACTOR or from its Affiliates' stocks shall be valued at the current competitive cost in the international market.

              (iv) The CONTRACTOR shall maintain physical and accounting controls of materials in stock in accordance with general practice in the international petroleum industry. The CONTRACTOR shall make a total inventory at least once a year to be observed by the CORPORATION and its external auditors. The CORPORATION may however carry out partial or total inventories at its own expenses, whenever it considers necessary, provided such exercise does not unreasonably disrupt Petroleum Operations.

                                  Article III

               Computation of Royalty, Concession Rentals and PPT

1. The CONTRACTOR shall compute the amount of Royalty and Concession Rentals payable by the CORPORATION pursuant to Clause 8.1 of this Contract. Such amounts shall be computed as provided under the Petroleum Act 1969 as amended and the PPTA 1959 as amended and the provisions of this Contract. For purposes of Article IV hereof, the CONTRACTOR shall compute the Royalty payment for remittance to Government in a given month based on the prevailing fiscal value of the Crude Oil produced during the second preceding month. Annual Concession Rental payments shall be taken into account when such payments are remitted. The CORPORATION shall remit all required payments of Royalty and Concession Rentals to the Government. The Royalty shall be computed as follows:

       ROYALTY

       Royalty rates will be as provided in the Petroleum Act 1969, as amended, and the prevailing fiscal laws and regulations.

2.(a) The CONTRACTOR shall compute the PPT payable by CORPORATION pursuant to Clause 8.1 of this Contract in accordance with the provisions of the PPT Act and the Revised Memorandum of Understanding, as well as any prevailing Government fiscal incentives including, but not limited to, any credit which offsets PPT liability.

(b)    The PPT shall be in accordance with the PPT Act 1959, as amended.

(c) The PPT rate applicable to the Contract Area shall be in accordance with the PPT Act and shall be 65.75% for the first five years of production from each field developed in the Contract Area commencing for each field from the first day of the month of first sale therefrom and 85% thereafter.

(d) The CORPORATION shall make all required PPT payments to Federal Board of Inland Revenue. The CONTRACTOR shall prepare all returns required under the PPT Act and timely submit them to the CORPORATION for onward filing with the Federal Board of Inland Revenue. The monthly PPT payable shall be determined from such PPT returns.

3. The Revised Memorandum of Understanding shall be applied when calculating the PPT. This shall include the application of the Guaranteed Notional Margin, Revised Government Take, Reserve Addition Bonus, and the tax offset for Capital Investment Costs.

4. In the event that there is more than one field producing in the Contract Area and different PPT rates (i.e., either 65.75% or 85%) apply to such fields, the Chargeable Profit (as defined under the PPT Act) shall be allocated to each field in the proportion that the fiscal values from each field during the accounting Year bear to the total fiscal values from the Contract Area during the accounting Year. The applicable PPT rate will then be applied to the appropriate Chargeable Profit allocated to each field.


                                   Article IV

                              Accounting Analyses

1. A monthly accounting analysis in the form of Schedule B-1 attached to this Accounting Procedure shall be prepared by the CONTRACTOR and furnished to CORPORATION within sixty (60) days of the end of the period covered by such analysis, for consideration and approval.

2. The Realizable Price and the quantities actually lifted by the Parties shall be used to compute the Proceeds as reflected in Section A of each Schedule B-1 and the allocation of such

       Proceeds in the categories described under Clause 8.1 of the Contract shall be reflected in Section B thereof.

3. The allocation of the quantity of Available Crude Oil to each Party pursuant to Clause 8 of the Contract shall be according to and governed by provisions of the Allocation Procedure.

4. The priority of allocation of the total proceeds for each Period shall be as follows:

       (a)    Royalty Oil,

       (b)    Cost Oil,

       (c)    Tax Oil,

       (d)    Profit Oil.

5. The amount chargeable to and recoverable from Royalty Oil, Tax Oil and Cost Oil to be entered in Section B of Schedule B-1 shall be determined as follows:

       (a) Royalty Oil - The sum of royalties payable during such month, and, where applicable, the annual amount of Concession Rentals as provided under Article III 1 for purposes of Royalty Oil.

       (b) Cost Oil - The Operating Costs applicable to such month for purposes of Cost Oil as follows:

              (i) Non-Capital Costs shall be the amount recorded in the books and accounts of the CONTRACTOR for such month in accordance with this Accounting Procedure.

              (ii) Capital Costs recorded in the books and accounts of the CONTRACTOR shall be recoverable in full and chargeable in equal installments over a five (5) year period or the remaining life of the Contract, whichever is less. Amortization of such costs shall be in accordance with the method prescribed under the Second Schedule of the PPT Act, or over the remaining life of the contract, whichever is less.

              (iii) Qualifying Pre-Production Costs for the Contract Area shall be in accordance with the PPT Act 1959 as amended.

       (c) Tax Oil - The sum of the PPT payable for such month as provided under Article III 2, 3 and 4, for purposes of Tax Oil.

       (d) Any carryover from previous months as provided under paragraph 6 of this Article.

6. Any amounts chargeable and recoverable in excess of the allocation of Proceeds for the month to Royalty Oil, Tax Oil and Cost Oil shall be carried forward to subsequent months. Carryovers shall be determined as follows:

       (a) A Royalty Oil value carryover results when the Proceeds for such month are insufficient for recovery of the Royalty Oil due for the month.

       (b) A Cost Oil value carryover results when the Proceeds remaining after allocating a portion of the Proceeds to Royalty Oil is insufficient for recovery of Cost Oil due for the month, including the costs described in Clause 8.1(d) of the Contract.

       (c) A Tax Oil value carryover results when the proceeds remaining after allocating a portion of the Proceeds to Royalty Oil and Cost Oil are insufficient for recovery of the Tax Oil due for the month.

7. Profit Oil results where proceeds remain after allocations to Royalty Oil, and Cost Oil, and Tax Oil pursuant to paragraph 5 of this Article
       IV. Profit Oil shall be allocated to the Parties according to the following percentages:

                                           Profit Oil
Monthly Average MBOPD                      Percentages
from Contract Area                         CORPORATION   CONTRACTOR
----------------------------               -----------   ----------
0 to 40                                        20           30
Greater than 40 but less than 75               35           65
Greater than 75 but less than 100              45           55
100 and above                                  50           50

       A computation of Profit Oil shares in the form of Schedule B-2 attached to this Account Procedure shall be submitted monthly in conjunction with Schedule B-l.

                                   Article V

                                Other Provisions

1. The CONTRACTOR shall open and keep bank accounts in Nigeria in Naira and U.S. Dollars where all funds remitted from abroad shall be deposited for the purpose of meeting local expenditures. For purposes of keeping the books of accounts, any Foreign Currency remitted by the CONTRACTOR into Nigeria shall be converted into Naira at the monthly exchange rates advised by the Central Bank of Nigeria.

2. The CONTRACTOR shall prepare financial accounting and budget statements in accordance with the CORPORATION's prescribed reporting format.

3. With respect to any agreed sum arising out of this Contract owing between the Parties that is past due, any set-off pursuant to Clause
       10.3 shall be exercised by giving the other Party written notice thereof accompanied by sufficient description of the offsetting sums to allow the Parties to properly account therefor.

       The CONTRACTOR shall report on the cumulative production in the Production Area in the Form on Schedule B-3 attached.

                                  SCHEDULE B-1
                           MONTHLY ACCOUNTING ANALYSIS
                        MONTH OF ___________, ___________


SECTION A - LIFTING SUMMARY

==============================================================================================================
                          RP                                           Proceeds Received By:
 Lifting      Crude       US$/        Volume       Proceeds
 Date         Type        Bbl         Bbls         US$            CORPORATION            CONTRACTOR
==============================================================================================================

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                   Totals
==============================================================================================================


SECTION B - ALLOCATION OF PROCEEDS - EXPRESSED IN U.S. DOLLARS


==============================================================================================================
                         PRIOR          CURRENT       RECOVERABLE           ALLOCATION
                         MONTH           MONTH            THIS                  OF               CARRYOVER
      CATEGORY         CARRYOVER        CHARGES          MONTH               PROCEEDS:
--------------------------------------------------------------------------------------------------------------
                                                                         CORP        CONTR
--------------------------------------------------------------------------------------------------------------
 Royalty Oil
--------------------------------------------------------------------------------------------------------------
 Cost Oil
--------------------------------------------------------------------------------------------------------------
 Tax Oil
--------------------------------------------------------------------------------------------------------------
 Corp Profit Oil
--------------------------------------------------------------------------------------------------------------
 Contr Profit Oil
--------------------------------------------------------------------------------------------------------------
       Totals
==============================================================================================================

                                  Schedule B-2
                               Profit Oil Shares
                          Month of ____________, _____


Section A - Total Production                                      Section B - Total Profit Oil
            For the Month                                                     For the Month

===========================================                       ==========================================
     Field        Total Net Barrels                                      Category                US$
-------------------------------------------                       ------------------------------------------
                                                                    Proceeds
-------------------------------------------                       ------------------------------------------
                                                                    Royalty Oil
-------------------------------------------                       ------------------------------------------
                                                                    Cost Oil
-------------------------------------------                       ------------------------------------------
                                                                    Tax Oil
===========================================                       ==========================================
                                                                    Profit Oil
===========================================                       ==========================================


Section C - Cumulative Production To Date (Schedule B-3, Section B)

-------------------------

Section D - Calculation of Profit Oil Shares


-----------------------------------------------------------------------------------------------------------------
                                                    Monthly
  Barrels/Day       Monthly                         Profit        Corp/Contr
    Produced       Production     % of Total          By            Profit          Corp's         Contr's
 For the Month     By Tranch,       Monthly         Tranch,        Share by        Profit,         Profit,
                    Barrels       Production          US$           Tranch           US$             US$
-----------------------------------------------------------------------------------------------------------------
 First 40,000                                                      0.20/0.80
 Bbls/Day
-----------------------------------------------------------------------------------------------------------------
 Next 35,000                                                       0.35/0.65
 Bbls/Day
-----------------------------------------------------------------------------------------------------------------
 Next 25,000                                                       0.45/0.55
 Bbls/Day
-----------------------------------------------------------------------------------------------------------------
 Over 100,000                                                      0.50/0.50
 Bbls/Day
-----------------------------------------------------------------------------------------------------------------
 Total
 Monthly
 Production
-----------------------------------------------------------------------------------------------------------------

                                  Schedule B-3
                         Cumulative Production Analysis

SECTION A - MONTHLY PRODUCTION

================================================================================================================
                              Planned               Planned               Actual                Actual
         Crude              Production            Cumulative            Production            Cumulative
         Type                for Month            for Quarter            for Month            for Quarter
                               Bbls                  Bbls                  Bbls                  Bbls
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
 Totals
================================================================================================================


SECTION B - CUMULATIVE PRODUCTION

=================================================================================================================
                                     Cumulative              Previous Quarter              Cumulative
                                     Production                 Cumulative                 Production
         Crude Type                 for Quarter               Production B/F                 To Date
                                        Bbls                       Bbls                       Bbls
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
           Totals
=================================================================================================================


SECTION C - CUMULATIVE PRODUCTION/LIFTINGS/STORAGES

==============================================================================================================
            Crude                    Cumulative                 Cumulative                     In
            Type                     Production                  Liftings                    Storage
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
           Totals
==============================================================================================================

                                     ANNEX C

                       To The Production Sharing Contract
        Between the CORPORATION and the CONTRACTOR Dated................

                              ALLOCATION PROCEDURE

                                   Article I

                                  Application

1. This Allocation Procedure ("this Procedure") sets out the methods for the allocation of Available Crude Oil from the Contract Area and the Parties shall allocate all liftings of Available Crude Oil in accordance with this Procedure and the Contract.

2. In the event that the production of Available Crude Oil is segregated into two or more types or grades, the provisions of this Procedure shall apply separately to each such type or grade. To the extent that distribution on such a basis is impracticable, a separate method for the allocation of such Available Crude Oil shall be agreed upon by the Parties.

3. In the event of a conflict between the terms of this Procedure and the Contract, the terms of the Contract shall prevail.

4. The procedures set forth herein may be amended from time to time by mutual agreement of the Parties.

                                   Article II

                                  Definitions

1. The words and expressions defined in the Contract when used herein, shall have the meaning ascribed to them in the Contract. In addition, the following words shall have the meanings set forth below:

       (a) "Current Quarter" means the calendar quarter within which the relevant Schedules are prepared and submitted;

       (b) "Forecast Quarter" means the first calendar quarter succeeding the Current Quarter;

       (c) "Lifting Allocation" means the quantity of Available Crude Oil which each Party has the right to take in kind, lift and dispose of in accordance with Clause 9 of the Contract;

       (d) "Primary Nomination" means written statement issued by each Party to the other at least twenty-five (25) days prior to the commencement cf each quarter declaring the volume by grade of its estimated Lifting Allocation which the Party desires to lift during the Forecast Quarter;

       (e) "Proceeds" means the amount in U.S. Dollars determined by multiplying the Realizable Price by the number of barrels of Available Crude Oil lifted by either Party; and

       (f) "Proceeds Imbalance" means the difference between each Party's Proceeds to which it is entitled and the Proceeds which each Party has actually received, as reflected in each quarter's Schedule C-2 of this Procedure.

                                  Article III

                               Lifting Allocation

1. On or before September 30 of every year, the CONTRACTOR shall advise the Parties of its forecast of the Available Crude Oil to be produced by grades during each month of the first six (6) months of the next ensuing Year.

2. On or before March 31 of every year, the CONTRACTOR shall advise the CORPORATION of its forecast of Available Crude Oil to be produced by grades during each month of the six (6) months commencing July 1, of the Year.

3. Thirty-five (35) days before commencement of production from the Contract Area and thereafter thirty-five (35) days prior to the beginning of the Forecast Quarter, the CONTRACTOR shall notify the CORPORATION of the estimated Lifting Allocation which can be produced and made available for disposal during the Forecast Quarter. Such estimated Lifting Allocation shall take into account any Proceeds Imbalance for the quarter first preceding the Current Quarter and any estimated Proceeds Imbalance for the Current Quarter computed in accordance with paragraph 3 of Article IV. Such notice shall be in the form of Schedule C-l attached hereto indicating the estimated quantities of Royalty Oil, Tax Oil, Cost Oil and Profit Oil, each Party's estimated Lifting Allocation and the estimated Realizable Price used to prepare such estimated Lifting Allocations.

4. Twenty-five (25) days before the commencement of production from the Contract Area and thereafter not later than twenty-five (25) days before the beginning of Forecast Quarter, each Party shall notify the other of its Primary Nomination of Available Crude Oil which it intends to lift during the Forecast Quarter which shall not exceed its estimated Lifting Allocation. Such notice shall include the information described in
       Article V, paragraph 1 of Annex D - Nomination, Ship Scheduling and Lifting Procedure.

5. The estimated Realizable Price to be used by the CONTRACTOR to prepare Schedule C-l (Estimated Quarterly Lifting Allocation) shall be the Realizable Price of the first month of the Current Quarter.

6. Each Party shall be obligated to lift its own Lifting Allocation in accordance with the Nomination, Ship Scheduling and Lifting Procedure (Annex D). In the event that one Party lifts the other Party's Lifting Allocation, pursuant to Clause 9.1 of the Contract the lifting Party shall pay to the non-lifting Party the applicable Proceeds pursuant to Clause 8.5 of the Contract. In such case, the non-lifting Party shall be treated for all other purposes under this Contract as though it had made such lifting itself.

                                   Article IV

                       Adjustments of Lifting Allocations

1. On or before thirty-five (35) days prior to the last day of the Current Quarter, the Lifting Allocation for the first preceding quarter thereto shall be computed and the Proceeds Imbalance determined and agreed to by
       the CORPORATION in the form of Schedule C-2 attached hereto.   Section A
       of such Schedule C-2 shall be based on the actual liftings made by the Parties and the Proceeds therefrom. Section B of such Schedule C-2 shall be prepared from the Schedule B-l (of the Accounting Procedure) for the months in the quarter.

2. On or before thirty-five (35) days prior to the last day of the Current Quarter, the Proceeds Imbalance for the Current Quarter shall be estimated, taking into account the actual Proceeds Imbalance computed for the first preceding quarter under paragraph 1 of this Article IV.

3. The Proceeds Imbalance for the first preceding quarter computed under paragraph 1 above and the estimated Proceeds Imbalance for the Current Quarter computed under paragraph 2 above shall be taken into account by the Parties by debiting or crediting such Proceeds Imbalances to each Party's share of the estimated Lifting Allocation reflected in Schedule C-l for the Forecast Quarter filed by dividing the respective Proceeds Imbalance by the Realizable Price applicable for the period in question.

4. Notwithstanding the reports required to be kept by the CONTRACTOR pursuant to Article IV in Annex D, the CONTRACTOR shall keep complete records of all liftings. At the end of each quarter, the Parties will meet to reconcile the Lifting Allocations and the actual lifting with a view to making adjustments as appropriate. If any disagreement arises with respect to such reconciliation, the area of disagreement shall be mutually resolved by the Parties, in accordance with the official records of the Ministry.

5. All Lifting Allocations and actual liftings shall be audited at the end of each calendar year by a mutually acceptable independent auditor.

                                 SCHEDULE C-1
                    ESTIMATED QUARTERLY LIFTING ALLOCATION
                     _____QUARTER (_____-_____), _______

SECTION A - ESTIMATED TOTAL PROCEEDS

================================================================================================
                             Estimated                Estimated               Estimated
        Crude                 Lifting                     RP                  Proceeds
        Type                Volume Bbls                US$/Bbl                   US$
------------------------------------------------------------------------------------------------

================================================================================================
       Totals
================================================================================================


SECTION B - ALLOCATION OF ESTIMATED PROCEEDS - EXPRESSED IN U.S. DOLLARS

=================================================================================================================
                                                                                       Allocation of Estimated
                                Prior            Estimated         Recoverable              Proceeds To:
         Category               Month             Quarter             This             --------------------------
                              Carryover           Charges            Quarter            CORP            CONTR
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
 Royalty Oil
-----------------------------------------------------------------------------------------------------------------
 Cost Oil
-----------------------------------------------------------------------------------------------------------------
 Tax Oil
-----------------------------------------------------------------------------------------------------------------
 CORP Profit Oil
-----------------------------------------------------------------------------------------------------------------
 CONTR Profit Oil
=================================================================================================================
 Totals
=================================================================================================================
                          Prior Quarter's Proceeds Imbalance
                          (Over)/Under
                          =======================================================================================
                          Current Quarter's Estimated Proceeds
                          Imbalance (Over)/Under
                          =======================================================================================
                          Estimated Proceeds Allocation For Quarter
                          =======================================================================================

SECTION C - ESTIMATED LIFTING ALLOCATION

==============================================================================================================
Crude                       CORP Allocation                     CONTR Allocation
Type                     Proceeds       Bbls                 Proceeds        Bbls
==============================================================================================================

==============================================================================================================

                                  SCHEDULE C-2
                      ACTUAL QUARTERLY LIFTING ALLOCATION
                   _______ QUARTER (______-______), ________

SECTION A - LIFTING SUMMARY

==============================================================================================================
      Crude           Volume          Proceeds             RP                      Proceeds Received By
      Type             Bbls             US$              US$/Bbl           -----------------------------------
                                                                            CORPORATION            CONTRACTOR
==============================================================================================================

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

==============================================================================================================
     Totals
==============================================================================================================


SECTION B - ALLOCATION OF PROCEEDS - EXPRESSED IN U.S. DOLLARS

                                        ============================================================================
                                                             CORPORATION                        CONTRACTOR
                                        ----------------------------------------------------------------------------
               Category                   Sum of        Allocation        Lifting        Allocation      Lifting
                                          Monthly           of            Proceeds           of          Proceeds
                                        Allocation       Proceeds         Received        Proceeds       Received
--------------------------------------------------------------------------------------------------------------------

 Royalty Oil
--------------------------------------------------------------------------------------------------------------------
 Cost Oil
--------------------------------------------------------------------------------------------------------------------
 Tax Oil
--------------------------------------------------------------------------------------------------------------------
 CORPORATION Profit Oil
--------------------------------------------------------------------------------------------------------------------
 CONTRACTOR Profit Oil
====================================================================================================================
       Totals
====================================================================================================================
====================================================================================================================
                       Quarter (Over)/Under
                       ---------------------------------------------------------------------------------------------
                       Prior Quarter (Over)/Under
  Proceeds             ---------------------------------------------------------------------------------------------
 Imbalance             Total (Over)/Underr)/Under
====================================================================================================================

                                    ANNEX D

                       To The Production Sharing Contract
          Between CORPORATION and the CONTRACTOR Dated ..............

           UNIFORM NOMINATION, SHIP SCHEDULING AND LIFTING PROCEDURE

                                   Article I

                                  Application

1. This Annex D sets out the procedure for the nomination, ship scheduling and lifting of Available Crude Oil from the Contract Area.

2. Pursuant to Clause 8.3 of the Contract the CORPORATION and the CONTRACTOR have the right to nominate, lift and separately dispose of their agreed allocation of Available Crude Oil produced and saved from the Contract Area.

3. The procedures set herein may be amended from time to time by the mutual agreement of the Parties.

4. In the event of a conflict between the terms of this Annex D and the Contract, the terms of the Contract shall apply.

                                   ARTICLE II

                           Definition and Terminology

1. Words and expressions - this Annex shall have the meanings ascribed to them in the Contract. In addition, the following words shall have the following meanings:

       (a) "Available Production" means the quantity of Petroleum which can be efficiently and economically produced and saved from the producing wells subject to any limitations imposed by government authority or other technical limitations resulting from Operations.

       (b) "Technical Allowable Production" means the quantity of Petroleum from time to time determined by the Ministry as being the quantity that may be produced from the Contract Area on a well by well basis for a particular period.

       (c) "Commercial Production Quota" means the quantity of Petroleum from time to time fixed or advised by the Ministry as the permissible quantity that may be produced from the Contract Area on a crude stream basis for a particular month/quarter.

       (d) "Actual Production" means the quantity of Petroleum which is produced from the Contract Area on a monthly/quarterly basis.

       (e) "Available Monthly Scheduling Quantity" means each Party's allocation of the Available Production for the calendar month plus Opening Stock.

       (f) "Combined Lifting Schedule" means the lifting programmes of the Parties for a given calendar month/quarter as prepared by the CONTRACTOR and agreed to by the Parties.

       (g) "Opening Stock" means the quantity of Crude Oil that each Party may carry forward to the succeeding month, recognizing the difficulty - lifting precisely the Available

              Monthly Scheduling Quantity which excludes unpumpable dead stock, should not be such as to cause a production shut-in through reaching maximum stock levels where of course the provisions of
              Article V will apply. The Quantity also includes credits/debits accruing after reconciliation with Available Crude Oil.

       (h) "Primary Nomination" means a written statement issued by one Party to the other at least twenty-five (25) days prior to the commencement of each calendar month of its production nominations based on its allocation of the Commercial Production Quota Crude Oil by grade, which it desires to take during the particular calendar month plus Opening Stock.

                                  Article III
                       Production/Notice of Availability

1. The CONTRACTOR shall endeavour to produce the aggregate volume of oil nominated by the Parties as provided in this Contract.

2. In the event that Available Crude Oil is segregated into two or more grades the provisions of this Annex D shall apply separately to each such grade. To the extent that distribution on such a basis is impracticable, separate arrangement for sharing of such Available Crude Oil shall be agreed upon by the Parties.

3. On or before September 30 of every year, the CONTRACTOR shall advise the Parties of its forecast of the Available Production to be produced by grades during each month of the first six (6) months of the next ensuing year.

4. On or before March 31 of every year, the CONTRACTOR shall advise CORPORATION of its forecast of the Available Production to be produced by grades during each month of six months commencing July 1, of the year.

5. Where for operational reasons the CONTRACTOR cannot exactly produce at the anticipated Commercial Production Quota, the CONTRACTOR shall notify the CORPORATION promptly of any required changes exceeding 2% of the quantities originally notified. In any event, when actual production for the month/quarter is known each Party's allocation will be recalculated and the differences between Actual Production and Commercial Production Quota will be credited/debited to each Party, and shall form the Party's entitlement for the following month or quarter except in the case of production shut-ins where the provisions of
       Section 6 will apply.

6. Twenty-Five (25) days before the commencement of production from the Contract Area and thereafter not later than twenty-five (25) days before the beginning of each month, each Party shall notify the other of its Primary Nomination of Available Crude Oil which it intend(s) to lift during the ensuing month, which shall not exceed its monthly allocation of Commercial Production Quota plus Opening Stock.

7. At the end of each month or quarter, as may be agreed, Parties will meet to reconcile Available Monthly Scheduling Quantities with actual Available Crude lifted and adjustments made where necessary. All entitlements shall be audited at the end of each calendar year by a mutually acceptable independent auditor.

8. The CONTRACTOR shall keep complete records of all lifting and provide same to the CORPORATION in accordance with Articles III & IV of this Annex D.

                                   Article IV
                            The CONTRACTOR's Reports

1. The CONTRACTOR shall, not more than fifteen (15) working days after the end of each calendar month, and quarter, prepare and furnish to the CORPORATION a written statement showing in respect of the month and quarter respectively:

       (a) Production Quota: each Party's allocation of Commercial Production Quota;

       (b)    Lifting against Available Crude Oil;

       (c)    Each Party's allocation of Available Crude Oil;

       (d) Quantity of Crude Oil in Stock for each Party at the end of the said calendar month or quarter; and

       (e) Any production losses attributable to Crude Oil used in Petroleum Operations.

       (f)    Cumulative production.

2. In the event the CORPORATION disagrees with any of the CONTRACTOR's reports, the area of disagreement shall be mutually resolved by the CONTRACTOR and the CORPORATION to the satisfaction of the Ministry. The CONTRACTOR shall thereafter prepare a revised report to reflect the changes agreed.

3. The CONTRACTOR must also endeavour to send consistent statistical data to the different reporting bodies and should adhere to agreed formats of reporting.

                                   Article V
                               Scheduling Details

1. Scheduling Notification - At least twenty-five (25) days prior to the beginning of a calendar month, the CORPORATION shall notify the CONTRACTOR of its proposed tanker schedule for that calendar month specifying the following:

       (a)    A loading date range of ten (10) days for each tanker lifting;

       (b) The desired parcel size for each lifting in Barrels, subject always to change within a range of plus or minus rive percent (5%) by the Party so nominating;

       (c) The tanker's name or To Be Named (TBN) for each tanker lifting. Tanker nominations made as TBN shall be replaced at least five
              (5) working days prior to the accepted date range, unless a shorter time is acceptable to the CONTRACTOR; and

       (d) Documentation instructions shall be given for each lifting not later than four (4) days prior to the first day of the accepted date range for the tanker in question.

2. Tanker Substitution - Either Party may substitute another tanker to lift its nominated volume of Crude Oil, provided such substituted tanker has the same arrival date range as the originally scheduled tanker and all other provisions of this Annex D are complied with.

3. Overlapping Date Ranges - In the event the Combined Lifting Schedule contains overlapping accepted date ranges, the tanker which gives its Notice of Readiness (NOR) and has provided all documentation and obtained clearances first within such accepted date ranges shall be loaded first, unless urgent operational requirements dictate otherwise in which case, demurrage shall be borne by Petroleum Operations and charged to Operating Costs.

4. Confirmation of Lifting Schedules - At least fifteen (15) days prior to the beginning of a calendar month, the CONTRACTOR shall either confirm the feasibility of the proposed monthly lifting schedules or, alternatively, advise necessary modifications to such schedules. Such confirmation which shall be in the form of combined lifting schedule, should include a loading date range of three (3) days for each lifting, the first day being the earliest date of arrival and the third day being the latest date of arrival.

5. Operation Delays - The Parties recognize that occasionally environmental and technical problems in the Contract Area may cause delays and/or disruptions in the combined lifting schedule. The CONTRACTOR shall promptly notify the CORPORATION of such delays and/or disruptions, and the projected termination of each of such delays and/or disruptions and advise the CORPORATION of the revised combined lifting schedule. In the event such notification does not allow for a revised combined lifting schedule on the part of the CORPORATION, then any resultant costs will be charged to Operating Costs.

6. Estimated Delayed Arrival of a Tanker - Whenever it becomes apparent that a tanker will not be available as scheduled or will be delayed, the Party utilizing such tanker shall notify the other Party of the circumstances and expected duration of the delays. Upon assessing the impact that the delay will have upon the Combined Lifting Schedule and Production during the current and/or next month, the CONTRACTOR shall make appropriate revision(s) to the Combined Lifting Schedule to avoid disruption in production. In the event that any Party fails to lift its Nominated Share of Production in any month/quarter due to circumstances beyond the Party's control or difficulties in maintaining the lifting schedule, that Party shall have the right during the following quarter/month to lift the unlifted quantities.

7. Tanker Standards - All tankers nominated for lifting by any Party pursuant to this Annex D shall conform to the International regulations and standards concerning size, equipment, safety, maintenance and the like adopted by the CONTRACTOR for the Terminal in question and by the appropriate government authority. Failure of a tanker to meet such standards shall not excuse the nominating Party from the applicable consequences provided in the Contract. The CONTRACTOR shall keep the CORPORATION advised as to the current Regulations and standards in use at the terminals operated by the CONTRACTOR.

8. Destination of Crude Oil - The CONTRACTOR shall at all times disclose the destination of the Crude Oil lifted under this Contract.

                                   Article VI
             Production Decreases/Increases Subsequent to Nomination

1. Production decreases occurring after lifting nominations have been scheduled and not resulting from the fault of either Party shall be shared by the Parties in proportion to their respective nominations.

2. Production increases occurring after lifting nominations have been confirmed by the CONTRACTOR shall be shared by the Parties, in proportion to their respective agreed allocation.

3. To the extent that field operations permit, a Party shall have the right to adjust its nomination during a monthly following confirmation of lifting schedule provided that the nominations, entitlements and lifting of the other Party are not affected thereby without their express written consent. Adjusted nomination shall always be within the limits of the Party's allocated portion of the Commercial Production Quota, plus Opening Stock.

4. Any production decrease caused by or resulting directly from the actions of one Party shall not affect the availability or entitlement of the other Party. The CONTRACTOR will, to the greatest extent possible, endeavour not to affect the lifting of the other Party.

5. For the avoidance of doubt each Party's agreed allocations shall be based on Actual Production.

                                  Article VII
                         Delivery Terms and Conditions

1. Tanker Notification - The Parties shall report, or cause the tankers nominated for lifting pursuant to this Annex D to report, by radio/telex to the CONTRACTOR of each tanker's Schedule arrival date and hour as follows:

       (a) Seven (7) days before estimated arrival, or upon clearing at last port if there is less than seven (7) days steaming time before estimated arrival;

       (b)    Seventy-Two (72) hours before estimated arrival;

       (c)    Forty-eight (48) hours before estimated arrival;

       (d)    Twenty-four (24) hours before estimated arrival; and

       (e) At any other time(s) between the seventy-two (72) hours notice, forty-eight (48) hours notice and twenty-four (24) hours notice when estimated arrival is to be revised by more than twelve (12) hours from that most recently notified or after that revised by more than one-half hour.

       Parties shall also cause such tanker so nominated, or their agent, to report by radio/telex to the Nigerian Government Port Head Official at the port at least seventy-two (72) hours before each tanker's scheduled arrival date giving the tanker's name, call sign, ETA at the port(s), cargo tonnage to be loaded, number of crew, health status, whether or not a doctor is on board and a request for "Free Pratique".

2. Notice of Readiness - Upon arrival at the designated safe anchorage at the Port or upon the time of boarding of the Mooring master, whichever is earlier, the Master of the tanker shall give the CONTRACTOR a Notice of Readiness (NOR) by radio or by letter, as appropriate, confirming that the tanker is ready to load cargo, berth or no berth. Laytime, as herein provided, shall commence upon the expiration of six (6) running hours after receipt by the Loading Terminal of such notice, or upon the tanker's completion of mooring at the sea loading terminal, whichever first occurs. However, where delay is caused to the tanker getting into berth after giving NOR for any reason over which neither the CONTRACTOR nor the loading Terminal has control, such delay shall not count as used laytime. In addition time used by tanker while proceeding to berth or awaiting entry and Free Pratique by customs after the expiration of six
       (6) running hours free time, shall not count as used laytime.

3. Early Tanker Arrival - Notwithstanding the provisions of Article VII2 above, if the tanker arrives and tender NOR to load prior to its agreed date range, the CONTRACTOR shall endeavor to load tanker on arrival or as soon thereafter as possible and laytime shall only commence when loading commences. If, however, the CONTRACTOR is unable to accept tanker for loading prior to the agreed date range, laytime shall commence at 0600 hours, local time on the first day of the agreed date range or when loading commences, whichever occurs first.

4. Late Tanker Arrival - if tanker arrives and tender NOR to load after its accepted date range and other tankers (having arrived during their accepted date-range), are either loading or waiting to load the loading tanker shall be governed by the earliest availability of crude and loading slot, and laytime shall commence only when loading commences.

5. Laytime - The CONTRACTOR shall be allowed laytime in running hours equal to one-half of the voyage laytime permitted under Worldscale, or such other freight scale that is issued in replacement thereof, for loading a full cargo and pro rata thereof for a part cargo, with a minimum of eighteen (18) hours. Sundays and Holidays included, any delay due to the fault of the tanker or its facilities to load cargo within the time allowed shall not count as used laytime. If rules of the Owner of the vessel or Regulations of Government or appropriate Government Agencies prohibit loading of the cargo at any time, the time so lost shall not count as used lay time. Time consumed loading or discharging ballast or discharging slops shall not count as used laytime. Laytime shall continue until hoses have disconnected.

       Laytime allowed for loading a full cargo is "36 Running Hours" with a provision for pro-rating the laytime in the case of vessels loading part cargo. When a vessel is loading one parcel only and operations commence ahead of the acceptance date there is no demurrage involved unless the vessel completes cargo after the permissible laytime, commencing 0001 hours more than one parcel and more than one acceptance date is awarded, then demurrage will not count unless the total loading is completed after the expiry of the permissible laytime for the last parcel, counting 0001 hours on the last acceptance date.

6. Demurrage - If the CONTRACTOR is unable to load within the time allowed, the CONTRACTOR shall apply demurrage per running hour (pro rata for a part thereof) for laytime exceeding the allowed laytime as specified herein. The rate of demurrage will be calculated by multiplying the time by the Average Freight Rate Assessment (AFRA) as determined by the London Tanker Brokers Panel. In the event such determination is no longer available, a freight rate assessment shall be mutually agreed by the Parties; which rate shall be appropriate in relation to the size of the tanker and in demurrage rate according to tanker size as specified in the Worldwide Tanker Nominal Freight Scale or such other foreign scale that is issued in replacement thereof. If however, demurrage shall be incurred by reason of fire, storm, explosion, or by strike, picketing, lockout, stoppage or restraint or labor difficulties, or disturbances or by breakdown of machinery or equipment in or about the Loading Terminal, the rate of demurrage as calculated in accordance with the above shall be governed by Force Majeure and shall not attract any demurrage. Demurrage claims must be notified with ninety (90) days from Bill of Lading date.

7. Changes of Berth - The CONTRACTOR shall have the right to shift any vessel from one berth to another. Charges of running lines on arrival at and leaving and berth; wharfage and dockage charges at that berth, and any other extra port charges or port expenses incurred by reason of such shifting at the CONTRACTOR's request shall be borne by the CONTRACTOR and shall count as used laytime. If, however, it is necessary to shift the vessel from the berth because of breakdown machinery or other deficiency of the vessel or its crew, the resulting expenses shall be borne by the Party whose Crude Oil is being lifted. The time consumed in such circumstances, shall not count as used lay time. However, the vessel shall lose its regular turn in berth. When the vessel is ready to recommence loading, it shall so advise the CONTRACTOR and await its turn for reberthing and such time after notice is given shall not count as used laytime.

8. Tanker Departure - Tanker shall vacate the berth as soon as loading is complete. The Party that schedule such tanker shall indemnify the CONTRACTOR for any direct loss or damage incurred as a result of tanker's failure to vacate the berth promptly including such loss or damage as may be incurred due to resulting delay in the docking of the tanker awaiting the next turn to load at such berth.

9. Loading Hoses - Hoses for loading shall be furnished by the CONTRACTOR and shall be connected and disconnected by the tanker's crew under the supervision of a suitable qualified Ship's Officer acting on the advise of the Operator's Mooring Master.

10. Partial Cargo - Should the CONTRACTOR supply less than full cargo, for any reasons the tanker shall not be required to proceed to sea until all of her tanks are filled with a combination of cargo and ballast as will place her in a seaworthy condition.

                                  Article VIII
                       Crude Oil Quantity And Measurement

1. Certification - The quantity and origin of each shipment of Crude Oil shall be determined by the appropriate Government authority at the loading Terminal and set forth in standard Certificates of Quantity, Quality and Origin. Each Party shall have the right to designate a representative at its own expenses, who shall have the right to witness the determination of Quantity, Quality and Origin. All reasonable facilities shall be supplied by the CONTRACTOR as necessary, to such Party's representatives at the Port to enable such representatives to witness the measurements taken at the Loading Terminal and the taking of the sample to be used supplied to the Representative of the Party.

2. Acceptance of Certificate - If the Party in question does not appoint a representative, or if such representative appointed as aforesaid agrees with the Certificate of Quantity, Quality and Origin of a shipment of Crude Oil (in which event he shall so indicate by signing the Certificate of Quantity, Quality and Origin), such determinations shall be final and binding on the Parties.

3. Refusal of Certificate - If the determination of Quantity, Quality and Origin by the appropriate Government authority has not been approved by such a representative in accordance with Article VIII 2 above and dispute arises concerning the Quantity, Quality and Origin of Crude Oil, recourse shall be had to a mutually agreed independent expert to resolve the dispute on the basis of his expertise. Claims about Quantity and Quality of Crude Oil delivered shall be notified within forty-five (45) days from Bill of Lading date. The expert shall be selected on the basis of his special knowledge of the subject matter in this regard and shall be appointed by mutual agreement of the Parties. Such expert shall file his conclusions within thirty (30) days after his date of appointment. Any conclusions of such expert shall be binding upon Parties. Pending the determination of the dispute, the tanker may sail, unless the Parties agree otherwise.

4. Quantity Determination - The quantity of Crude Oil lifted shall be determined at the time of loading on the basis of gauging the terminal tanks before and after the lifting of such Crude Oil, or otherwise by meter reading installed on the loading line from the tanks, as approved by appropriate Government Authority. The quantity in Barrels of Crude Oil determined pursuant to the foregoing procedure shall be corrected to a temperature of sixty degree Fahrenheit (60'F) in accordance with the most currently published ASTM-IP Petroleum Measurement Tables. A copy of the concession calculation, if any, shall be submitted to the Lifting Party through it's representative. In addition, the Basic Sediment and Water ("BS&W") content, determined in accordance with Article VII 5 hereof, shall be deducted from the quantity loaded, for purposes of preparing the Bill or Lading for such shipment and for purposes of substantiating claims about Quantity and Quality. Any substantiated loss of Crude Oil occurring in transit between the point of such determination and delivery shall be borne by the Party lifting provided such losses do not result due to differences in method of determining BS&W between the loading and discharge terminals. For differences occurring where same method of determination at both points are used, provisions of Article VIII 3 above shall apply. The retained sample shall be used in determining such loss claims.

5. Quality Determination - The determination of API Gravity and BS&W content shall be made of each shipment of Crude Oil. BS&W content and API Gravity shall be determined according to standard international practices acceptable to the relevant Government authorities.

6. Samples - A sample of each shipment of Crude Oil shall be taken. The sample shall be sealed and retained by the CONTRACTOR for a maximum of ninety (90) days. The lifting party or its representative shall have the right to receive one (1) gallon sealed sample of the Crude Oil loaded which shall be placed on board the tanker, if so requested.

                                    ANNEX E

                       To The Production Sharing Contract
             Between CORPORATION and the CONTRACTOR Dated . . . . .

               PROCUREMENT AND PROJECT IMPLEMENTATION PROCEDURES

                                   Article I
                                  Application

1.1 These Procurement and Project Implementation Procedures ("Procedures") shall be followed and observed in the performance of either Party's obligations under the Contract. Words and expressions defined under the Contract, when used herein; shall have the meanings ascribed to them in the Contract. In the event of a conflict between the terms of these Procedures and the Contract, the terms of the Contract shall prevail.

1.2 These Procedures shall be applicable to all contracts and purchase orders whose values exceed the respective limits set forth in Article
       1.3 and which, pursuant thereto, require the prior concurrence of the CORPORATION. These Procedures may be amended from time to time by the Parties.

1.3 The CONTRACTOR shall have the authority, subject to any limitations or restrictions established by the Management Committee, to enter into any contract or place any purchase order in its own name for the performance of services or the procurement of facilities, equipment, materials or supplies, provided that:

       (a) Prior approval of the CORPORATION shall be obtained for all foreign contracts and foreign purchase orders awarded to third parties where the cost exceeds two hundred and fifty thousand U.S. Dollars ($250,000);

       (b) Prior approval of the CORPORATION shall be obtained for all local contracts and purchase orders where the cost exceeds one million Naira (Nl,000,000);

       (c) The amounts set forth in Article 1.3(a), (b) and (h) will be reviewed by the Management Committee whenever it becomes apparent to either Party that such limits create unreasonable constraints on the Petroleum Operations. In the event of a significant change in the exchange rate of Naira to U.S. Dollar compared to that which existed on the Effective Date, the Management Committee shall review the limits set forth in Article 1.3(a),
              (b) and (h);

       (d) Such contracts shall be entered into, and such purchase orders shall be placed with third parties, which in the CONTRACTOR's opinion are technically and financially able to properly perform their obligations;

       (e) Procedures customary in the oil industry for securing competitive prices shall prevail.

       (f) The CONTRACTOR shall give preference to contractors that are companies organized under the laws of Nigeria to the maximum extent possible provided they meet the required standards.

       (g) The CONTRACTOR shall give preference to such goods which are manufactured or produced in Nigeria or services rendered by Nigerians provided they meet specifications and standards.

       (h) The above limits and these procedures shall not apply to purchases made for warehouse replenishment stock not exceeding two hundred and fifty thousand U.S. Dollars ($250,000) or one million Naira (Nl,000,000) nor shall they apply to the purchase of tubulars of less than five hundred thousand U.S. Dollars ($500,000) or two million Naira (N2,000,000) made in furtherance of planned drilling programmes. Where there are Naira and U.S. Dollar components of such purchases, the total shall not exceed five hundred thousand U.S. Dollars ($500,000) or two million Naira (N2,000,000).

                                   Article II
                        Project Implementation Procedure

2.1 The CONTRACTOR realizing the need for a project or contract to which these Procedures apply pursuant to Article 1.3 above, shall introduce it as part of the proposed Work Programme and Budgets to be developed and submitted by the CONTRACTOR to the Management Committee pursuant to Clause 6 of this Contract.

       (a) The CONTRACTOR shall provide adequate information with respect to the project including, without limitation, the following:

              (i) A clear definition of the necessity and objectives of the project;

              (ii)   Scope of the project; and

              (iii)  Cost estimate thereof.

       (b) The CONTRACTOR shall transmit the project proposal along with all related documentation to the CORPORATION for consideration.

       (c) The CORPORATION may make recommendations in writing to the CONTRACTOR regarding the selection, scope and timing of the project. The Management Committee shall consider the proposal and the recommendations of the CORPORATION and shall determine the matter in accordance with Clause 6 of the Contract. Any disputed issues shall be resolved by the Management Committee pursuant to Clause 6.4(d) of the Contract. If the CORPORATION does not submit any recommendations in writing to the CONTRACTOR within thirty (30) working days of the submittal of the project, the project as proposed by the CONTRACTOR shall be deemed approved by the Management Committee and shall be so noted in the minutes of the next meeting.

2.2 The project as approved pursuant to Article 2.1 above shall form part of the Work Programme and Budget of the Petroleum Operations. Such approval shall also constitute authorizations by the Management Committee to the CONTRACTOR to initiate contracts and purchases relevant to the project proposal, subject to the provisions of Article 1.3.

2.3 The resources for the project design, supervision, and management shall first be drawn from the CONTRACTOR's available in-house expertise. If the Management Committee approves, such may be performed by the CONTRACTOR's Affiliate under the approved budget for the project. Competent Nigerian Engineering/Design companies shall be given priority over others by the Management Committee for such projects. The CORPORATION staff who shall be seconded pursuant to Clause 12.4 of this Contract shall be fully involved in the project design, supervision and management.

2.4 After approval of the project/budget, the CONTRACTOR shall prepare and transmit to the CORPORATION complete details of the project including, without limitation, the following:

       (a)    Project definition;

       (b)    Project specification;

       (c)    Flow diagrams;

       (d) Projects implementation schedule showing all phases of the project including, without limitation, engineering design, material/equipment procurement, inspection, transportation, fabrication/construction, installation, testing and commissioning;

       (e)    Major equipment specifications;

       (f)    Cost estimate of the project;

       (g)    An activity status report; and

       (h)    Copies of all approved CONTRACTOR's Authority for Expenditure
              (AFEs).

                                  Article III
                           Contract Tender Procedure

3.1 The following tender procedure shall apply to work/services/supply not directly undertaken by the CONTRACTOR or by the CONTRACTOR's Affiliate:

       (a) The CONTRACTOR shall maintain a list of approved contractors for the purposes of contracts for the Petroleum Operations, (the "Approved Contractors' List"). The CORPORATION shall have the right to nominate contractors to be included/deleted in the list. The CORPORATION and the CONTRACTOR shall be responsible for pre-qualifying any contractor to be included in the Approved Contractors' List.

       (b) Contractors included in the Approved Contractors' List shall be both local and/or overseas contractors or entities. Where regulations require, they shall be registered with the Petroleum Resources Department of the Ministry of Petroleum and Mineral Resources.

       (c) When a contract is to be bid, the CONTRACTOR shall present a list of proposed bidders to the CORPORATION for concurrence not less than fifteen (15) working days before the issuance of invitations to bid to prospective contractors. The CORPORATION may propose additional names to be included in the list of proposed bidders or the deletion of any one thereof. Contract specifications shall be in English and in a recognized format used in the international petroleum industry.

       (d) If the CORPORATION has not responded within fifteen (15) working days from the date of the official receipt following the presentation of the list of proposed bidders as aforesaid, the list shall be deemed to have been approved.

3.2 The CONTRACTOR shall within its limits in Article 1.3(a), (b) and (h) establish a Tender Committee who shall be responsible for pre-qualifying bidders, sending out bid invitations, receiving and evaluating bids and determining successful bidders to whom contracts shall be awarded.

3.3 Analyses and recommendations of bids received and opened by the Tender Committee shall be sent by the CONTRACTOR to the CORPORATION for approval before a contract is signed with the selected contractor. The CORPORATION shall respond within fifteen (15) working days from the date of official receipt. Approval of the CONTRACTOR's recommendations shall be deemed to have been given if the CORPORATION has not responded within the said period.

3.4 Prospective vendors/contractors for work estimated in excess of two hundred and fifty thousand U.S. Dollars ($250,800) shall submit the commercial summary of their bids to the CONTRACTOR in two properly sealed envelope, one addressed to the CONTRACTOR and one addressed to the CORPORATION. The CONTRACTOR shall retain one and send one to the CORPORATION, properly enveloped, sealed and addressed to CORPORATION.

3.5 In all cases in which an offshore contractor or its Nigerian Affiliate is invited to bid, the CONTRACTOR shall make full disclosure to the CORPORATION of its relationship, if any, with such contractors.

3.6 These Procedures may be waived and the CONTRACTOR may negotiate directly with the contractor and promptly inform the CORPORATION of the outcome of such negotiations in the following cases:

       (a)    emergency situations; and

       (b) in work requiring specialized skills, or when special circumstances warrant, upon the approval of the CORPORATION.

                                   Article IV
                        General Conditions of Contracts

4.1    The payment terms shall provide, without limitation, that:

       (a) A minimum of 10% of contract price shall be held as a retention fee until after the end of a guarantee period agreed with the contractor which shall vary between six months and twelve months, depending on the project, with the exception of drilling and seismic data acquisition, well surveys and other such services; provided that, a contractor may be given the option to provide other guarantee equivalent to the 10% retention such as Letter of Credit or Performance Bond; and

       (b) Provisions shall be made for appropriate withholding tax as may be applicable.

4.2    The language of all contracts shall be English.

4.3    (a)    The governing law of all agreements signed with contractors shall be Nigerian law for work to be conducted in Nigeria and to the extent feasible, for work outside Nigeria.

       (b) Nigerian law shall apply to contractors performing in Nigeria and, as far as practicable, they shall use Nigerian resources both human and material.

       (c) All contracts shall include a provision whereby the contractor shall hold the CONTRACTOR harmless and indemnify the CONTRACTOR from and against all liabilities, losses, damages and claims resulting from claims and suits by third parties.

4.4 Each contract shall provide for early termination upon notice and the CONTRACTOR shall use all reasonable endeavours to obtain a termination provision with minimal penalty.

4.5 Contractors shall provide, in the case of a foreign contractor, that the local part of the work, in all cases, shall be performed by contractor's local subsidiary.

                                   Article V
                      Materials and Equipment Procurement

5.1 The CONTRACTOR may, through own in-house or parent company procure materials and equipment subject to conditions set forth in this Article 5.

5.2 The provisions of this Article 5 shall not apply to lump sum or turnkey contracts/projects.

5.3 In ordering the equipment/materials, the CONTRACTOR shall obtain from vendors/manufacturers such rebates/discounts and such warranties/guarantees that such vendors/manufacturers normally offer, and all rebates, discounts, guarantees and all other grants and responsibilities shall be for the benefit of the Petroleum Operations.

5.4    The CONTRACTOR shall:

       (a) By means of established policies and procedures ensure that its procurement efforts provide the best total value, with proper consideration of quality, service, price, delivery and Operating Costs to the benefit of the Petroleum Operations;

       (b) Maintain appropriate records, which shall be kept up to date, clearly documenting procurement activities;

       (c)    Provide quarterly and annual inventory of materials in stock;

       (d) Provide a quarterly listing of excess materials in its stock list to the CORPORATION; and

       (e) Check the excess materials listings from other companies, to identify materials available in the country prior to initiating any foreign purchase order.

5.5 The CONTRACTOR shall initiate and maintain policies and practices which provide a competitive environment/climate amongst local and/or overseas suppliers. Competitive quotation processes shall be employed for all local procurement where the estimated value exceeds the equivalent of one hundred thousand U.S. Dollars ($100,000).

       (a) Fabrication, wherever practicable shall be done locally. To this effect, the Petroleum Operations recognize and shall accommodate local offers at a premium not exceeding 10%

       (b) Subject to Article 3.1(a), the CONTRACTOR shall give preference to Nigerian indigenous contractors in the award of contracts. Contracts within the agreed financial limit of the CONTRACTOR shall be awarded to only competent Nigerian indigenous contractors. Where there are no Nigerian indigenous contractors possessing the required skill/capability for the execution of such contracts, the CONTRACTOR shall notify the CORPORATION accordingly.

5.6 Analyses and recommendations of competitive quotations of a value exceeding the limits established in Article 1.3 shall be transmitted to the CORPORATION for approval before a purchase order is issued to the selected vendor/manufacturer. Approval shall be deemed to have been given if a response has not been received from the CORPORATION within fifteen (15) working days of receipt by the CORPORATION of the said analyses and recommendations.

5.7 Pre-inspection of rig, equipment/stock materials of reasonable value shall be jointly carried out at factory site and quay before shipment at the request of either Party.

                                   Article VI
                               Project Monitoring

6.1 The CONTRACTOR shall provide a project report monthly to the CORPORATION.

6.2 For major projects exceeding two hundred and fifty thousand U.S. Dollars ($250,000) or equivalent, the CONTRACTOR shall provide to the CORPORATION a detailed quarterly report which shall include:

       (a)    Approved budget total for each project;

       (b)    Expenditure on each project;

       (c)    Variances and explanations;

       (d)    Number and value of construction change orders;

       (e) Bar chart of schedule showing work in progress and work already completed and schedule of mile-stones and significant events; and

       (f) Summary of progress during the reporting period, summary of existing problems, if any, and proposed remedial action, anticipated problems, and percentage of completion.

       Provided that the CORPORATION shall have the right to send its own representatives to assess the project based on the report.

6.3 In the case of an increase in cost in excess of 10% on the project, the CONTRACTOR shall promptly notify the CORPORATION and obtain necessary budget approval.

6.4 Not later than six (6) months following the physical completion of any major project whose cost exceeds two hundred and fifty thousand U.S. Dollars ($250,000) or equivalent, the CONTRACTOR shall prepare and deliver to the CORPORATION a project completion report which shall include the following:

       (a) Cost performance of the project in accordance with the work breakdown at the commencement of the project;

       (b)    Significant variations in any item or sub-items;

       (c) Summary of problems and unexpected events encountered during the project; and

       (d)    List of excess project materials.

                                    ANNEX F





                          MEMORANDUM OF UNDERSTANDING
                               ON OPLS 98 AND 118
                                    BETWEEN
                 THE FEDERAL MILITARY GOVERNMENT OF THE FEDERAL
                              REPUBLIC OF NIGERIA
                                      AND
                         ASHLAND OIL (NIGERIA) COMPANY

                          MEMORANDUM OF UNDERSTANDING
         ON INCENTIVES FOR ENCOURAGING INVESTMENTS INI EXPLORATION AND
             DEVELOPMENT ACTIVITIES AND ENHANCING CRUDE OIL EXPORTS

THIS MEMORANDUM OF UNDERSTANDING is made the ___ day of ______, 1991, BETWEEN THE FEDERAL MILITARY GOVERNMENT OF THE FEDERAL REPUBLIC OF NIGERIA, ("Government"), represented by the Honorable Secretary of Petroleum Resources and Ashland Oil (Nigeria) Company, a company incorporated under the laws of Nigeria whose registered office is at 10 Bishop Aboyade Cole St., Victoria Island, Lagos ("Ashland").

WHEREAS:

       (i) Government and Ashland entered into a MEMORANDUM OF UNDERSTANDING ON INCENTIVES FOR ENHANCING CRUDE OIL EXPORTS AND ENCOURAGING INVESTMENTS IN EXPLORATION AND DEVELOPMENT ACTIVITIES (the "Memorandum of Understanding") effective 1st January, 1986.

       (ii) Some matters in the Memorandum of Understanding were more particularly detailed in the Side Letter dated 17th of January, 1986, which also formed part of the Memorandum of Understanding.

       (iii) Government and Ashland reviewed the Memorandum of Understanding and the Side Letter and agreed to a "First Amendment" effective 1st October, 1986.

       (iv) Government and Ashland further reviewed the Memorandum of Understanding and the Side Letter and agreed to a "Second Amendment" effective 1st July, 1987.

       (v) Some Platt's product price quotations used in determining Price were updated in letters (dated l9th October 1988 and 27th July
              1990) from the Nigerian National Petroleum Corporation ("NNPC").

       (vi) Government and Ashland have further reviewed the Memorandum of Understanding and the aforementioned Side Letters and amendments and have mutually agreed to consolidate them into this Memorandum.

       (vii) Ashland is conducting Petroleum Operations under the Production Sharing Contract between NNPC and Ashland dated 12th June 1973, as amended to date ("PSC").

       (viii) Ashland has thoroughly explored all of the acreage within the area (OPLs 98 and 118) covered by the PSC and has fully developed all commercial oil fields discovered as a result thereof.

NOW THEREFORE, the parties hereby agree as follows:

       1.1 The said Memorandum of Understanding dated 17th January, 1986 together with the Side Letter and the amendments referred to in the above recitals hereto are hereby terminated and are replace and superseded in their entirety by this Memorandum of Understanding ("this Memorandum").

       1.2 The fiscal regime currently applicable to the oil industry is modified to ensure that the industry realizes not less than the profit margin established pursuant to Clauses 2.4, 2.5 and 2.6 herein.

       l.3 The terms and conditions set forth in Clauses 2 to 5 of this Memorandum shall form part of the new fiscal regime.

2.     Incentives

       2.1 Prior to the instruction of the incentives described in this Memorandum, the fiscal regime existing at 31st December 1985, provided for computations of Royalty on Posted Price and Petroleum Profit Tax ("PPT") on the higher of actual proceeds (Section 9) or Posted Prices (Section 17A), of the Petroleum Profits Tax Act 1959 and its amendments ("PPT Act").

       2.2 Except as otherwise specified in Clause 2.6, it is intended by the incentives described in this Memorandum to accord a minimum Guaranteed Notional Margin of $2.30/bbl, aL.ter payment of the PPT and Royalty as provided under the PSC. However, this minimum Guaranteed Notional Margin shall be premised on the fact that the technical cost of operations does not exceed the Notional Fiscal Technical Cost which, at present, is $2.50/bbl.

       2.3 It is further intended that when in any one calendar year Ashland's actual expenditure on Capital Investment Costs defined as T2 in Appendix l is equal to or exceeds $1.50/bbl on average then the minimum Guaranteed Notional Margin specified in Clause
              2.2 shall be increased to $2.50/bbl. Furthermore in this circumstance, the Notional Fiscal Technical Cost shall be increased to $3.50/bbl.

       2.4    For the purpose oL. this Memorandum, Government Take (Royalty and
              PPT) relating to the PSC for any fiscal accounting year shall be the lower oL. Government Take according to the 31/12/1985 Royalty and PPT regulations calculated by substitution of Official Selling Price ("OSP") for Posted Price and the Revised Government 'Take ("RGT") calculated per the of offset pricing formula below:

              RGT    =      OP-(TR x TC) -OT

              Where:

              RGT    =      Revised Government Take

              OP     =      Offset Price = B x RP

              RP     =      Realizable Price Calculated in accordance with
                            Clauses 2.12, 2.13, and 2.14 hereof to
                            determine/mirror the crude oil market values of Nigerian export grades.

              B      =      K [(1-Roy) x TR +Roy)

              K      =      Factor of 1.0042 when the minimum Guaranteed
                            Notional Margin is $2.30/bbl.
                            Factor of O.9869 when the minimum Guaranteed
                            Notional Margin is $2.50/bbl.

              Roy    =      Royalty Rate

              TR     =      Applicable Tax Rate

              TC     =      Deductions under Sections 10, 14 and 15 (excluding
                            royalty) of the PPT Act.

              TO     =      Offsets under Section 17 of the PPT Act.

       2.5 For Realisable Prices below $23/bbl, the K-Factors specified under Clause 2.4 shall be substituted by the undernoted self-adjusting mechanism for the determination of the K-Factor which shall be applied to restore the desired Guaranteed Notional
              Margin:

              K      =      1.1364  (1 - M + 0.15 FC )
                                         -----------
                                             RP
              Where:

              M      =      Guaranteed Notional Margin


              FC     =      Notional Fiscal Technical Cost

              Therefore when M is $2.30/bbl:

              K      =      1.1364         (1 - $2.30 + 0.15 [$2.50] )
                                                --------------------
                                                         RP

              and, when M is $2.50/bbl
              K      =      1.1364         (1 - $2.50 + 0.15 [$3.50] )
                                                --------------------
                                                         RP

       2.6 The following mechanism shall be applied for establishing the Guaranteed Notional Margin for Realisable Prices less than $12.50/bbl:

              M      =      (1 - FC )    (RP(1) a(1) + RP(2) a(2) + RP(3) a(3))
                                 --
                                 RP

              Where:

              M      =      Guaranteed Notional margin (presently $2.30/bbl
                            subject to Clause 2.3)

              RP     =      Realisable Price

              FC     =      Notional Fiscal Technical Cost (presently $2.50/bbl
                            subject to Clause 2.3)

              a      =      Ashland's Percentage share of field profit.

              For:


                     Realisable Price             Ashland Share Applicable
                       in the Range               to Price Range
                     ----------------             -------------------------
                  0 less than RP(1) less than     a(1) = 0.30 = 0.365
                  or equal to $5/bbl

                  $5/bbl less than RP(2) less     a(2) = 0.22 = 0.263
                  than or equal to $10/bbl

                  $10/bbl less than RP(3) less    a(3) = 0.11 = 0.131
                  than or equal to $12.50/bbl

              For worked examples refer to Appendix 2.

       2.7 The K-Factors specified under Clauses 2.4 and 2.5 shall remain in force until amended by the Minister of Petroleum Resources. It is intended that such amendment shall only be necessary when Realisable Price exceeds $30/bbl for at least 45 days continuously. If the Realisable Price returns below $30/bbl, the K-Factors will return automatically to the levels specified in Clauses 2.4 and 2.5 as appropriate.

       2.8 The Parties agree that, since Ashland has thoroughly explored all of the said areas covered by the PSC and has fully developed all oil fields which are commercial under the terms of the PSC, further investment in such areas for exploration and/or development is not viable for Ashland and, therefore, the incentives known as the Capital Investment Cost Tax Offset and the Reserves Addition Bonus, which were provided to the oil industry under the Memorandum of Understanding agreements signed in 1991 shall not be applicable to Ashland under this Memorandum; provided however, that if circumstances change (such as the PSC is extended beyond 12 June 1993) and Ashland undertakes further investment, as approved by NNPC, under the PSC, then this Memorandum shall be amended to provide that the aforementioned incentives stated in this Clause 2.8 shall be extended to Ashland, and in addition, the values of M = $2.50/bbl and FC = $3.50/bbl shall apply to Ashland when T2 is equal to or greater than $1.50/bbl.

       2.9 To the extent that in any one calendar year the actual technical cost of operations exceeds $3.50/bbl on average and such excess arises due to Capital Investment Costs (T2 as defined below) equaling or exceeding $1.50/bbl, Ashland shall be entitled to a tax offset against its PPT liability for that year. This offset shall be:

                     10%  x  (LIBOR  +  1%)  x  (0.80  x  T(2))

              Where
              LIBOR = The average Financial Times London Inter Bank Fixing Offer Rate for 3 month US Dollars as quoted in the London Financial Times on 1 January, 1 April, 1 July and 1 October or the next succeeding quotation day.

              T(2)   =             Deductions under Sections 10, 14 and 15
                                   (excluding Royalty and Production Operating
                                   Expenses) of the PPT Act.

       2.10 To the extent that in any one year that additions to oil and condensate Ultimate Recovery ("UR") exceed the production for that year, then Ashland shall be entitled to a "Reserves Addition Bonus" in the form of an offset against its PPT liability for the year. For the purpose of estimating the "Reserves Addition Bonus", UR shall be the sum of proven and probable crude oil and condensate Ultimate Recovery. UR shall be determined in a manner acceptable to the Department of Petroleum Resources and such UR shall be as confirmed by Honourable Minister of Petroleum Resources. The "Reserves Addition Bonus" shall be calculated for each year in tranches determined by reference to the addition/production ratio ("R");

              R = ([UR at end year] - [UR at start of year])
                   ----------------------------------------
                             Annual Production

              For:

                                                              Incremental Addition/                 Bonus Rate Per
                        R in the Range                          Production Ratio                  Incremental Barrel
        -------------------------------------------      -------------------------------         --------------------
         1.0 less than R less than or equal to 1.25      Ra(1)      =  R  -  1.00                 X(1)  =  $.10/bbl

        1.25 less than R less than or equal to 1.50      Ra(1)      =  0.25 and                   X(2)  =  $0.25/bbl
                                                         Ra(2)      =  R  -  1.25

        1.50 less than R less than or equal to 1.75      Ra(1)      =  Ra(2) =  0.25              X(3)  =  $0.40/bbl
                                                         and Ra(3)  =  R    -  1.50

                       R greater than  1.75              Ra(1)      =  Ra(2) =   Ra3 =  0.25      X(4)  =  $0.50/bbl
                                                         and Ra(4)  =  R    -  1.75

                     For purposes of calculating Reserves Addition Bonus herein, the formula below shall apply:

              Bonus =     [Ra(1)  X(1) + Ra(2)  X(2) Ra(3)  X(3) + Ra(4)  X(4)]P

              Where:

              P      =    Annual Production

              X      =    Bonus rates for various values of R

              UR     =    Ultimate Recovery which is defined as the total
                          volume of crude oil and condensate recovered and to be recovered over the life time of the field

              For worked examples see Appendix 2.

              In the event that in any one calendar year there is a downward revision to the total oil and condensate Ultimate Recovery, to the extent that the downward revision represents an adjustment to Ultimate Recovery on which Ashland had received "Reserves Additions Bonus" in previous years, Government shall have the right to require Ashland to recalculate the "Reserves Additions Bonus" in respect of those years. Ashland shall immediately pay to Government any additional PPT liability arising from the recomputation of the "Reserves Additions Bonus" and the related tax offsets.

       2.11 RGT will be calculated in Naira each month (under the terms outlined in this Memorandum) and compared for the same volume of exports with Government Take for the same month under the terms of the present (31/12/85) Royalty and PPR regulations. Identical rates of exchange will be used to convert U.S. Dollar prices to Naira in both Government Take and RGT calculations. The amount by which RGT is less than Government Take each month will be accumulated and at the end of the fiscal accounting year will be applied as the annual tax credit to be offset against PPT due for that fiscal accounting period.

       2.12 For the purpose of the RGT formula, the terms and conditions of Appendix A (attached to and forming part of this Memorandum) including yield percentages of the three crude streams (Bonny Light, Forcados, Bonny Medium), weighted for each of the primary market areas as defined in Clause 2.13, shall be mutually agreed for a 6 month period determined 3 months in advance. Thus the terms and conditions of Appendix A applicable to the respective market for the period 1st October through 31st March, will be determined on or before the preceding 1st July, and for the period 1st April through 30th September, on or before the preceding 1st January. If there is no mutual agreement, the terms and conditions of Appendix A applicable to the preceding year and for the same 6 month period will prevail.

       2.13 Appendix A shows the basis for determining the Realizable Price f.o.b. Nigeria ("RP"). The c.i.f. value for each of the crude streams shall be calculated monthly by utilizing the agreed product yield and the average of mid-range product prices quoted each quotation day for the period 1st to 20th day of the month of lifting in Platt's

              Oilgram Price Report published by McGraw-Hill Inc. ("Platt's") for each of the following markets viz: cargoes c.i.f. North-West Europe basis ARA, cargoes c.i.f. Mediterranean basis Genoa/Lavera (or if not quoted cargoes f.o.b. basis Italy) and US Gulf Coast waterborne. In the USGC, L.P.G. will be priced at Platt's quotation for Mont Belvieu Gas Liquids. Specific adjustments for freight, ocean loss, insurance, and processing cost applicable to each primary market shall be deducted in the calculation of the Net Back Value ("NBV") Portion of the RP. The final NBV Portion of the RP shall be determined by comparing the NBV so calculated with the average of the appropriate crude oil quotations as published in Platt's effective for each quotation day for the period 1st to 20th (inclusive) of the same month. The NBV shall be limited to a range of plus or minus 40 (forty) US cents per US barrel around the prices of BBQ, Forcado Blend and Bonny Medium through the following mechanism, where:

              A:     Initial NBV

              B: Average Crude Oil Price (Bonny Light = Platt's BBQ; Forcados = Platt's Forcados; and Bonny Medium = Platt's BBQ - $1.20/bbl)

              The Final NBV is equal to F2 as follows:

              F1:  The greater of (B-40c./bbl) and A

              F2:  The lesser of (B+40c./bbl) and F1

       2.14 The Final NBV resulting from Clause 2.13 will be averaged with crude oil price quotations to determine RP for each crude stream as follow. Such RP for any month shall be deemed as the RP for that month's lifting.

              Bonny Light: The Final NBV for any month, calculated on the basis of Appendix A, plus the average of mid range quotations for BBQ crude oil in Platt's for each quotation day for the period 1st to 20th of the same month less $0.25/bbl, the whole divided by two.

              Bonny Medium: The Final NBV for any month, calculated on the basis of Appendix A, plus the average of mid-range quotations for BBQ crude oil in Platt's for each quotation day for the period 1st to 20th of the same month less $1.45/bbl the whole divided by two.

              Forcados: The Final NBV for any month, calculated on the basis of Appendix A, plus the average of mid-range quotations for Forcados crude oil in Platt's for each quotation day for the period 1st to 20th of the same month less $0.25/bbl, the whole divided by two.

3.     Conditions

       In consideration of the incentives granted herein by the Government, Ashland undertakes to market all NNPC's Lifting Allocations (as defined in the PSC) subject to NNPC's right to revoke such authority as provided under Clause 5 of the PSC.

4.     Non-Performance

       4.1 Where, however, Ashland is unable to lift all or part of NNPC's Lifting Allocation as defined and provided under the PSC, Ashland agrees to pay to NNPC 2% of the average RP (for the quarter of default) for each barrel not lifted. This payment will be made in U.S. dollars or as may be directed by the Government and shall not be considered as Operating Cost or be taken into account in respect of year-end adjustment of cost or treated as a cost allowance for the calculation of PPT.

       4.2 In the event of force majeure, as defined in Clause 6, the provision of Clause 4.1 shall not apply. If any restriction is placed on the importation of crude oil including tariff barriers or other relevant restrictions on trade which to the knowledge of both parties affect Ashland's ability to dispose of Nigerian Crude Oil, the parties agree to meet to discuss an equitable solution.

5.     Agreement of Government Agencies

       Government confirms that the terms of this Memorandum have been agreed by the appropriate Government Ministries in Nigeria including the Ministry of Finance, the Federal Inland Revenue Department, and the Central Bank of Nigeria. In consequence, Government guarantees to Ashland that no penalties, fines or other imposts including costs of litigation and/or defense of the fiscal and foreign exchange arrangements included in this Memorandum shall be imposed upon Ashland by reason of compliance with this Memorandum.

6.     Force Majeure

       No failure or omission to carry out or to observe any of the terms, provisions or conditions of this Memorandum shall, except as is herein expressly provided to the contrary, give rise to any claim by one party hereto against the other or be deemed to be a breach of this Memorandum, if such failure or omission arises from any cause reasonably beyond the control of either party. Such cause may be but is not limited to, any act, event, happening, or occurrence due to natural causes, breakdown of vessels or machinery and equipment, civil unrest, strikes, lock-outs or labor disputes, war, battle and commotion, or action of any relevant de facto government. The rights of both parties shall be adjusted and to the extent of their performance up to the time of the relevant event as is reasonable in normal commercial practice and practicable in the particular circumstances. As soon as practicable after the supervening circumstances, the obligations under this Memorandum shall be resumed by both parties as if there had been no interruption. Either party claiming to be affected by such event shall give immediate notice in writing of such claims to the other party giving full particulars thereof and furthermore shall give immediate notice in writing of the cessation of any such event.

7.     Effective Date

       This Memorandum shall become effective from the 1st day of January 1991. Ashland may terminate this Memorandum having given one year's prior notice to NNPC to withdraw.

8.     Appendices

       Appendices 1, 2(a & b), 3 and A (including Attachment 1) attached hereto form part of this Memorandum.

AS WITNESS the hands of the duly authorized representatives of the Parties the day and year first above written.


THE FEDERAL MILITARY GOVERNMENT
OF THE FEDERAL REPUBLIC OF NIGERIA

By:     /s/ CHIEF P. C. ASIODU
   -----------------------------------------------------------------------------
Name:       CHIEF P. C. ASIODU

Designation:  Honorable Secretary of Petroleum & Mineral Resources

IN the presence of:
Name:
     ---------------------------------------------------------------------------
Signature:
          ----------------------------------------------------------------------
Designation:
            --------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

       -------------------------------------------------------------------------

SIGNED for an on behalf of

ASHLAND OIL (NIGERIA) COMPANY

By:   /s/ BRADLEY W. FISCHER
   -----------------------------------------------------------------------------
Name:     BRADLEY W. FISCHER
     ---------------------------------------------------------------------------
Designation:  Managing Director


IN the presence of


Name:     Mrs. Dorothy O. Atake
     ---------------------------------------------------------------------------
Signature:     /s/ Dorothy O. Atake
          ----------------------------------------------------------------------
Designation:     Senior Liaison Officer
            --------------------------------------------------------------------
Address:     Ashland Oil (Nigeria) Company Unlimited
        ------------------------------------------------------------------------
            10, Bishop Aboyade, Cole Street, Victoria Island, Lagos
       -------------------------------------------------------------------------

                                   APPENDIX 1

           PROCEDURE ON THE CALCULATION OF TECHNICAL COST PER BARREL
              WITH REFERENCE TO THE MEMORANDUM OF UNDERSTANDING ON
               INCENTIVES BETWEEN THE FEDERAL MILITARY GOVERNMENT
                       OF THE FEDERAL REPUBLIC OF NIGERIA
                            AND COMPANY - CLAUSE 2.3

The following expenses and costs reported by Company for the purposes of cost recovery pursuant to the PSC during the period January/December of the year of lifting shall be included in calculating the actual production cost per barrel for the purpose of this Memorandum of Understanding.

(a)    Production Operating Expenses:  T(1)

       (i) Direct Reproduction Expenses as per items 400 and 401 of Report No. 002 of Account Reporting Manual.

       (ii) Portion of Administrative and General Expenses allocated to Production - refer item 402 of Report No. 002 of Accounts Reporting Manual.

       (iii) Custom Duties and Gross Rentals allocated to Production - refer items 4043 and 4045 of Report No. 002 of the Accounts Reporting Manual.

       (iv) Extra Ordinary/Prior Year Expenses/Incomes - refer item 405 of Report No. 002 Accounts Reporting Manual.

(b) Capital Investment Costs which qualify for expensing for PPT calculation and chargeable to Production Costs: T(2)

       (i)    Exploration Drilling Costs.

       (ii)   Appraisal Drilling Cost (1st and 2nd Wells).

       (iii)  Intangible Drilling and Development Costs.

       (iv) Capital Allowances - shall be restricted to the capital allowances applicable direct to production and a share of the capital allowances on overhead assets allocated to production. Such Capital Allowance should be reconciled with the Allowances claimed for the year under Section 15 of the PPTA.

(c) It is expected that the Production Operating Expenses and Capital Investment Costs above will be reconciled by Company with Report Nos. 002 and 001 of the Accounts Reporting Manual respectively.

(d) The recommended basis for allocation of Expenses and Costs in a(ii), a(iii) and a(iv) above to production shall be:

                                       P
                                   ---------
                                   E + P + X

       Where:

       P      =      The additions to the Capital costs during the year and the
                     Operating expenses for the year reported by Ashland for the purposes of cost recovery pursuant to the PSC which are directly related to the production function.

       E      =      The additions to the Capital costs during the year and the
                     Operating expenses for the year reported by Ashland for the purposes of cost recovery pursuant to the PSC which are directly related to the exploration function.

       X      =      Any other expenditures other than Production and
                     Exploration functions which are reported by Ashland for the purposes of cost recovery pursuant to the PSC.

                                             (a) (i) to (iv) + (b) (i) to (iv)
(e)     Production Cost Per Barrel     =     ----------------------------------
                                                Annual Production (Barrels)

(f) The advice on cost per barrel forwarded to NNPC should be supported with a working paper.

                                 APPENDIX 2 (a)

                 WORKED EXAMPLES FOR ESTABLISHING THE GUARANTEED NOTIONAL
            MARGIN FOR R.P. LESS THAN $12.5/bbl - CLAUSE 2.6
                              WHERE FC = $2.50/BBL

1.)    If     RP     =      $4

              RP(1)  =      $4

              a(1)   =      0.30

       and    FC     =      $2.5

       Margin M      =      (1  -  2.5)    x      (4  x  0.30)
                                   ---
                                    4

                     =      0.375  x     1.2

              M      =      $0.45
              ===================

2.)    If     RP     =      $9

              RP(1)  =      $5

              a(1)   =      0.30

              RP(2)  =      $4

              a(2)   =      0.22

              M      =      (1  -  2.5)    x      (5  x  0.30  +  4  x  0.22)
                                   ---
                                    9

                     =      0.722  x  2.38

              M      =      $1.719
              ====================

3.)    If     RP     =      $11

              RP(1)  =      $5

              a(1)   =      0.30

              RP(2)  =      $5

              a(2)   =      0.22

              RP(3)  =      $1

              a(3)   =      0.11

       and    M      =      (1  -  2.5)  x   (5  x  0.30 + 5 x 0.22 + 1 x 0.11)
                                   ---
                                   11

                     =      0.7727  x  2.71

              M      =      $2.094
              ====================

4.)    If     RP     =      $12.50

              RP(1)  =      $5

              a(1)   =      0.30

              RP(2)  =      $5

              a(2)   =      0.22

              RP(3)  =      $2.50

              a(3)   =      0.11


       and    M      =      (1  -  2.5)  x  (5 x 0.30 + 5 x 0.22 + 2.5 x 0.11)
                                  -----
                                  12.50

                     =      0.80  x  2.875

              M      =      $2.30
              ===================

                                 APPENDIX 2(b)

                WORKED EXAMPLES FOR ESTABLISHING THE GUARANTEED
             NOTIONAL MARGIN R.P. LESS THAN $12.5/bbl - CLAUSE 2.6
                              WHERE FC = $3.50/BBL

1.)    If     RP     =      $4

              RP(1)  =      $4

              a(1)   =      0.365

       and    FC     =      $3.5

       Margin M      =      (1  -  3.50)   x      (4  x  0.365)
                                   ----
                                    4

                     =      0.125  x       1.46

              M      =      $0.1825


2.)    If     RP     =      $9

              RP(1)  =      $5

              a(1)   =      0.365

              RP(2)  =      $4

              a(2)   =      0.263

              M      =      (1  -  3.50)   x      (5  x  0.365  +  4  x  0.263)
                                   ----
                                    9

                     =      0.611  x  2.877

              M      =      $1.758


3.)    If     RP     =      $11

              RP(1)  =      $5

              a(1)   =      0.365

              RP(2)  =      $5

              a(2)   =      0.263

              RP(3)  =      $1

              a(3)   =      0.131

       and    M      =      (1 - 3.50) x (5 x 0.365 + 5  x  0.263 + 1  x 0.131)
                                 ----
                                  11

                     =      0.6818  x  3.271

              M      =      $2.23
              ====================

4.)    If     RP     =      $12.50

              RP(1)  =      $5

              a(1)   =      0.365

              RP(2)  =      $5

              a(2)   =      0.263

              RP(3)  =      $2.50

              a(3)   =      0.131


       and    M      =      (1 - 3.50) x (5 x 0.365 + 5 x 0.263 + 2.5 x  0.131)
                                -----
                                12.50

                     =      0.72  x  3.4675

              M      =      $2.50
              ===================

                                   APPENDIX 3

                   WORKED EXAMPLES ON COMPUTATION OF RESERVES
                                 ADDITION BONUS

1.)    Take UR End Year     =              640 million barrels

       UR Begin Year =                     400 million barrels

       Annual Production    =              200 million barrels

       R                    =              640    -      400
                                           -----------------
                                                  200

                            =              1.2

       Ra(1)                =              0.2

       X(1)                 =              $0.10/bbl

 .'.    Bonus                =              [Ra(1) X(1)] P

                            =              [(0.2)  (0.10)]  x  200

                            =              US$4.0 million
                                           ==============

2.)    Take UR End Year     =              700 million barrels

       UR Begin Year =                     400 million barrels

       Annual Production    =              200 million barrels

       R                    =              700    -      400
                                           -----------------
                                                  200

                            =              1.5

       Ra(1)                =              0.25

       Ra(2)                =              0.25

       X(1)                 =              $0.10/bbl

       X(2)                 =              $0.25/bbl

 .'.    Bonus                =    [(Ra(1) X(1))    +      (Ra(2) X(2))] P

                            =    [(0.25)  (0.10)  +  (0.25) (0.25)]  x 200

                            =    US$17.5 million
                                 ===============

3.)    Take UR End Year     =    740 million barrels

       UR Begin Year        =    400 million barrels

       Annual Production    =    200 million barrels

       R                    =    740    -      400
                                 -----------------
                                        200

                            =    1.7

       Ra(1)                =    0.25

       Ra(2)                =    0.25

       Ra(3)                =    0.20

       X(1)                 =    $0.10/bbl

       X(2)                 =    $0.25/bbl

       X(3)                 =    $0.40/bbl

 .'.    Bonus                =    [Ra(1) X1(1) + Ra(2) X(2) + Ra(3) X(3) ] P

                            =    [(.25) (.10) + (.25) (.25) + (.20) (.40)] x 200

                            =    US$33.5 million
                                 ===============

4.)    Take UR End Year     =    900 million barrels

       UR Begin Year        =    400 million barrels

       Annual Production    =    200 million barrels

       R                    =    900    -      400
                                 -----------------
                                      200

                   =       2.5

       Ra(1)       =       0.25

       Ra(2)       =       0.25

       Ra(3)       =       0.25

       Ra(4)       =       0.75


       X(1)        =       $0.10/bbl

       X(2)        =       $0.25/bbl

       X(3)        =       $0.40/bbl

       X(4)        =       $0.50/bbl

 .'.    Bonus       =       [Ra(1) X(1) + Ra(2) X(2) + Ra(3) X(3) + Ra(4) X(4)]P

                   =       [(.25)  (.10)  +  (.25) (.25)  +
                           (.25)  (.40)  +  (.75)  (.50)]  x 200

                   =       US$112.5 million
                           ================

                                   APPENDIX A

                        CALCULATION OF REALIZABLE PRICE

       The market weighted FOB Nigeria Net Back Value ("NBV") for the purpose of calculating Realizable Price under this Memorandum shall be calculated from the data given below and in accordance with the worked example shown in Attachment 1 to this Appendix A.

1. Delivery     Each export grade of crude oil will be deemed delivered to:

                U.S. Gulf Coast (USGC)                   60 per cent
                North West Europe (NWE)                  20 per cent
                Mediterranean (MED)                      20 per cent

2. Grades       The export grades of crude oil are:
                Bonny Light of standard export gravity          37 degrees API
                Forcados Blend of standard export gravity       31 degrees  "
                Bonny Medium of standard export gravity         26 degrees  "
                Qua Iboe Light of standard export gravity       37 degrees  "
                Escravos Light of standard export gravity       36 degrees  "
                Brass Blend of standard export gravity          43 degrees  "
                Pennington Light of standard export gravity     36 degrees  "
                Commingled Antan of standard export gravity     32 degrees  "

3. Conversion Factors
                Bonny Light                7.5060 barrels per metric tonne
                Forcados Blend             7.2390 "       "     "      "
                Bonny Medium               7.0160 "       "     "      "
                Qua Iboe Light             7.5060 "       "     "      "
                Escravos Light             7.4625 "       "     "      "
                Brass Blend                7.7741 "       "     "      "
                Pennington Light           7.2396 "       "     "      "
                Commingled Antan           7.2844 "       "     "      "

4. Yields       The following refinery yields will be applied to each
                geographical area unless amended under the terms of Clause 2.12 of this Memorandum

                U.S. Gulf Coast (expressed as Volume %)
                (Same yields apply Summer and Winter)

                                    BONNY LIGHT                FORCADOS BLEND               BONNY MEDIUM
                                    -----------                --------------               ------------
                                      % Vol.                       % Vol.                      % Vol.
 LPG Propane                                2.30                          2.40                     2.50
 LPG Normal Butane                          2.30                          2.40                     2.50
 Gasoline Regular                          17.80                         16.42                    14.25
 Gasoline Unleaded                         17.80                         16.43                    14.25
 Naptha                                    12.30                          8.30                     5.20
 Jet Kero                                  12.80                         10.50                     8.50
 No. 2 Oil                                 22.40                         29.55                    36.70
 Max 1% S Fuel Oil                         12.30                         14.00                    16.10
 Refy Fuel Loss                             -                             -                        -
 TOTAL                                    100.00                        100.00                   100.00

                NORTH WEST EUROPE (NWE) AND MEDITERRANEAN (MED)
                            (Expressed as Weight %)

                                                                          Summer                Winter
                                                                           % wt.                 % wt.
                                                                         ----------           -------------
                                       BONNY LIGHT
                                       -----------
 Gasoline
      Premium                                                                 24.50                 20.00
      Regular                                                                  8.60                  8.50
 Jet Kerosene                                                                 10.00                  8.50
 Gasoil                                                                       23.10                 34.50
 Fuel Oil 1%                                                                  28.80                 23.50
 Refy Fuel/Loss                                                                5.00                  5.00
 TOTAL                                                                       100.00                100.00

                                     FORCADOS BLEND
                                     --------------
 Gasoline
      Premium                                                                 19.00                 15.40
      Regular                                                                  7.50                  5.80
 Jet Kerosene                                                                  8.80                  8.80
 Gasoil                                                                       29.00                 36.30
 Fuel Oil 1%                                                                  30.70                 28.70
 Refy Fuel/Loss                                                                5.00                  5.00
 TOTAL                                                                       100.00                100.00

                                      BONNY MEDIUM
                                      ------------
 Gasoline
      Premium                                                                  8.70                  7.00
      Regular                                                                  3.60                  3.00
 Jet Kerosene                                                                  8.00                  6.00
 Gasoil                                                                       27.60                 30.50
 Fuel Oil 1%                                                                  47.50                 48.90
 Refy Fuel/Loss                                                                4.60                  4.60
 TOTAL                                                                       100.00                100.00

       Summer yields are to be used for the calculation of all prices for the months of April, May, June, July, August and September.

       The Winter yields will apply for the months of October, November, December, January, February and March.

5.     Processing Fees
       U.S. Gulf                   -              $1.90 per barrel
       NWE                         -              $1.40 "      "
       MED                         -              $1.30 "      "

6.     Valuation of Refined Products:
       Reference to Platt's quotations outlined in Attachment 1a to Appendix A will be made to value the refinery yields in accordance with Clause 2.12 of this Memorandum. In each case the average of the mid-range product prices for each quotation day for the period 1st to 20th (inclusive) of the month in question will be used.

7.     Freight
       US Gulf Coast        -      LR 2 for Bonny Light and Forcados, one port
                                   loading and one port discharge.

                            - LR 1 for Bonny Medium one port loading and one port discharge.

       NEW and MED          -      25% VLCC plus 75% LR 2 for Bonny Light and
                                   Forcados, one port loading and one port
                                   discharge.

                            - LR 1 for Bonny Medium, one port loading and one port discharge.

       Freight rates for the various ship sizes will be based on monthly assessments obtained from the London Tanker Brokers Panel.

8.     Insurance and Outturn Loss
       The following will be allowable deductions in the calculation of the realizable price.

                            Insurance             $0.03 per barrel
                            Outturn Loss          $0.05 per barrel

9.     Method used in Calculating NBV

                            See Attachment 1 to this Appendix.

10. Price Differentials Between Bonny Light Final Realizable Price and Other Nigerian Light Crude Oil Grades Bonny Light will be used as the reference crude for all other Nigerian crude oils except Forcados and Bonny Medium. Forcados crude is separately quoted in Platt's while Bonny Medium will be taken as BBQ less $1.20 per barrel. The differential between Bonny Light and other Nigerian Light grades shall be as follows:

<Capation>
                      0 less than RP less              $20/bbl/ less than RP
Price Range         than or equal to $20/bbl        less than or equal to $25/bbl    $25/bbl less than RP
--------------      ------------------------        ------------------------------   ----------------------
Brass                               -                          -                                   -
Qua Iboe                      5 cents                          7.5 cents                    10 cents
Escravos                     10 cents                         12.5 cents                    15 cents
Pennington                    5 cents                          7.5 cents                    10 cents

11.    Formula for Realizable Price

      Bonny Light (BL)                            =                BBQ  -  $0.25/bbl  +  NBV
                                                                   -------------------------
                                                                               2
      Forcados Blend (FB)                         =                 FB  -  $0.25/bbl  +  NBV
                                                                    ------------------------
                                                                               2
      Bonny Medium (BM)                           =                BBQ  -  $1.45/bbl  +  NBV
                                                                   -------------------------
                                                                               2

       with NBV limited to a $0.40 per barrel tunnel around BBQ, Forcados and Bonny Medium.

                           Appendix A - Attachment 1a

                QUOTATIONS USED IN REALIZABLE PRICE CALCULATIONS

 Market            Product                        Quotation                                        Source
 ------            -------                        ---------                                        ------
 USGC              LPG Propane                    Propane                                          Gas Liquids - Mont Belvieu
                   LPG Normal Butane              Normal Buttane                                   Gas Liquids - Mont Belvieu
                   Gasoline Regular               Unl. 87                                          US Gulf Coast - Waterborne
                   Gasoline Unleaded              Unl. 87                                          US Gulf Coast - Waterborne
                   Naphtha                        Naphtha                                          US Gulf Coast - Waterborne
                   Jet Kero.                      Jet Kerosene                                     US Gulf Coast - Waterborne
                   No. 2 Oil                      No. 2 Oil                                        US Gulf Coast - Waterborne
                   Max. 1.0%S Fuel Oil            No. 6 1.0%S                                      US Gulf Coast - Waterborne

 NWE               Gasoline Premium               Prem. 0.15%                                      Cargoes CIF NWE Basis ARA
                   Gasoline Regular               Reg Unlx0.925                                    Cargoes CIF NWE Basis ARA
                   Jet Kerosene                   Jet Kerosene                                     Cargoes CIF NWE Basis ARA
                   Gasoil                         Gasoil 0.2 x 0.85 / Gasoil 0.3 x 0.15            Cargoes CIF NWE Basis ARA
                   Fuel Oil 1.0%                  1% Fuel Oil                                      Cargoes CIF NWE Basis ARA

 MED               Gasoline Premium               Prem 0.25% until 31/5/91                         Cargoes CIF Med Basis
                                                                                                   Genoa/Lavera
                                                  Prem 0.15% x 0.98 after 31/5/91                  Cargoes CIF Med Basis
                                                                                                   Genoa/Lavera
                   Gasoline Regular               Prem 0.25% x 0.921 until 31/5/91                 Cargoes CIF Med Basis
                                                                                                   Genoa/Lavera
                                                  Prem 0.15% x 0.903 after 31/5/91                 Cargoes CIF Med Basis
                                                                                                   Genoa/Lavera
                   Jet Kerosene                   Jet Kerosene                                     Cargoes CIF Med Basis
                                                                                                   Genoa/Lavera
                   Gasoil                         Gasoil                                           Cargoes CIF Med Basis
                                                                                                   Genoa/Lavera
                   Fuel Oil 1.0%                  1% Fuel Oil                                      Cargoes CIF Med Basis
                                                                                                   Genoa/Lavera

    For Mediterranean, when cargoes CIF are not quoted, use FOB quotation.

                           APPENDIX A - ATTACHMENT 1
               WORKED EXAMPLE OF NETBACK CALCULATION TO DETERMINE
                     REALIZABLE PRICE FOR BONNY LIGHT CRUDE

Note:

All figures calculated are rounded to 4 decimal places, that is rounding down if the 5th decimal place is 4 or less, otherwise rounding up.

Realizable Prices are based on the standard export gravities as per Paragraph 2 of this Appendix. The final calculated Realizable Prices will be adjusted to take account of API variations as follows:

       For each 0.1 deg. API difference above or below the reference gravity, an adjustment of $0.003 per barrel will be added to or subtracted from the calculated Realizable Price.

Section 1 - Calculation of NBV per Market

(A)    U.S. Gulf Coast (USGC)

                                                                             Yields
                                Cents/Gallon             $/bbl               % Vol.                $/bbl
                                ------------             -----               ------                -----
                                                                                    <
 LPG Propane                 29.8846 x .42       =      12.5515     x         2.30    =            0.2887
 LPG Normal Butane           43.0962 x .42       =      18.1004     x         2.30    =            0.4163
 Gasoline Regular            60.1827 x .42       =      25.2767     x        17.80    =            4.4993
 Gasoline Unleaded           60.1827 x .42       =      25.8876     x        17.80    =            4.4993
 Naphtha                     60.8173 x .42       =      25.5433     x        12.30    =            3.1418
 Jet Kerosene                66.7019 x .42       =      28.0148     x        12.80    =            3.5859
 N. 2 H.O.                   66.4135 x .42       =      27.8937     x        22.40    =            6.2482

 Max 1.0% S F.O. ($/bbl)               = 11.5962 x 12.30 =                                         1.4263
                                                                                                   ------
              Gross Product Worth (GPW)                                                           24.1058
       Conversion Factor                    7.506

 From the above, following deductions to apply:

 Processing Fee                                                                                    1.9000
 Freight                 Flat Rate                 LR2               Conversion
                           ($/MT)        x     (WS Points)             Factor
                         -----------           -----------           -----------
                           10.62                  125.8%        /       7.506       =              1.7999

 Outturn Loss                                                                                      0.0500
 Insurance                                                                                         0.0300
                                                                                                ---------
                     (a)  Netback - USGC ($/bbl)                                                  20.3459

(B)    North West Europe (NWE)

                                                                     Yields
                                               $/MT                   % wt.                      $/MT
                                              ----------           ------------               -----------
 Gasoline Premium                   =            242.6923   x             20.00     =             48.5385
 Gasoline Regular                   =            210.3664   x              8.50     =             17.8811
 Jet Kerosene                       =            308.6538   x              8.50     =             26.2356
 Gasoil                             =            287.6346   x             34.50     =             99.2339
 Fuel Oil 1%                        =             93.0000   x             23.50     =             21.8550
 Refinery Fuel and Loss             =                                      5.00     =              -
       Gross Product Worth (GPW) - ($/MT)                                           =            213.7441
       Conversion Factor                           7.506
       Gross Product Worth (GPW) - ($/bbl)                                          =             28.4764

 From the above, following deductions to apply:


 Processing Fee                                                                                1.4000
 Freight                             Flat Rate            Vessel Class        Conversion
                                      ($/MT)              (WS Points)           Factor
                                     ---------            ------------        -----------
 LR2                   - 75%                8.79    x         130.4%/             7.506           = 1.1453
 VLCC                  - 25%                8.79    x          90.0%/             7.506           = 0.2635
 Outturn Loss                                                                    0.0500
 Insurance                                                                       0.0300
                                                                               --------
       (b)    Netback - NWE                         ($/bbl)                     25.5876

(C)    Mediterranean (MED)
       -------------------


                                                                       Yields
                                                 $/MT                   % wt.                      $/MT
                                                ---------           -----------                 -----------
 Gasoline Premium                   =            238.0000   x             20.00     =             47.6000
 Gasoline Regular                   =            219.1980   x              8.50     =             18.6318
 Jet Kerosene                       =            307.5385   x              8.50     =             26.1408
 Gasoil                             =            294.3846   x             34.50     =            101.5627
 Fuel Oil 1                         =             98.3077   x             23.50     =             23.1023
 Refinery Fuel and Loss             =                                      5.00     =              -
                                                                                                ---------
       Gross Product Worth (GPW) - ($/MT)                                           =            217.0376
       Conversion Factor                           7.506
       Gross Product Worth (GPW) - ($/bbl)                                          =             28.9152

From the above, following deductions to apply:

Processing Fee                                                       1.3000
Freight                     Flat Rate           Vessel Class        Conversion
                            ($/MT)               (WS Points)          Factor
                           ----------          --------------      -------------
LR2             - 75%        8.16        x        131.0%/              7.506  =   1.0681
VLCC            - 25%        8.16        x         85.0%/              7.506  =   0.2310
Outturn Loss                                                                      0.0500
Insurance                                                                         0.0300
                                                                                --------
                     (c)      Netback - MED   ($/bbl)                            26.2361

Section 2 - Calculation of NBV
------------------------------

                 Market                  Weighting                  Netback                 Contribution
                 ------                  ---------                  -------                 ------------
 (a)    USGC                                60%           x           20.3459       =             12.2075
 (b)    NWE                                 20%           x           25.5876       =              5.1175
 (c)    MED                                 20%           x           26.2361       =              5.2472
                                                                                                   ------
 (d)    Initial NBV                       ($/bbl)                                   =             22.5722

Section 3 - Calculation of Final NBV
------------------------------------


           A.                    Initial NBV                                       22.5722
           B.                    BBQ Average                                       20.8712

           F1.          Greater of (B-40c.) and A                                  22.5722
           F2.          Lesser of (B+40c.) and F1                                  21.2712

 (e) Final NBV ($/bbl)                                                             21.2712

NOTE:
-----
       NBV shall be adjusted only if its value is greater/lower than BBQ by more than 40 cents per barrel.

Section 4 - Calculation of Realizable Price
-------------------------------------------


Crude Element BBQ                                                        20.8712
                     Less 25c./bbl differential                           0.2500
                                                                        --------
                                   (i)                                   20.6212

Produce Element      Final NBV     (ii)                                  21.2712

                     Average of (i) and (ii)                             20.9462

       Reliable Price for Bonny Light ($/bbl) =                          20.9462